UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ORRSTOWN FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Orrstown Financial Services, Inc.

77 East King Street

Shippensburg, Pennsylvania 17257

April 1, 2011

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Orrstown Financial Services, Inc. will be held on Tuesday, May 3, 2011, at 9:00 a.m., at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, Pennsylvania, to consider and take action on the following matters:

1.	Elect three (3) directors to Class A for three (3) year terms expiring in 2014;

2.	Provide a non-binding advisory vote approving the compensation paid to our named executive officers (“Say-On-Pay”);

3.	Provide a non-binding advisory vote on the frequency of the Say-On-Pay vote (“Say-On-Frequency”);

4.	Consider the approval of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan;

5.	Ratify the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for 2011; and

6.	Transact such other business as may properly come before the meeting.

Your Board of Directors recommends a vote “FOR” the election as directors to Class A of the three nominees listed in the enclosed Proxy Statement; “FOR” approval of the compensation paid to our named executive officers; “FOR” holding annual Say-On-Pay votes; “FOR” approval of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan; and “FOR” ratification of the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for 2011.

This Notice of Annual Meeting of Shareholders, the Proxy Statement and the enclosed Proxy card are being sent on April 1, 2011 to shareholders of record at the close of business on March 14, 2011. A copy of the Annual Report on Form 10-K for the year ended December 31, 2010 also is enclosed.

/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker, Secretary

Page
Annual Meeting Information	1

Who is entitled to vote?	1
On what am I voting?	1
How does the Board of Directors recommend I vote?	1
How do I vote?	2
What is a quorum?	2
What vote is required to elect directors?	2
What vote is required to approve the frequency of holding the Say-On-Pay vote?	2
What vote is required to approve the other proposals?	2
Who will count the vote?	2
What is the deadline for shareholder proposals for next year’s Annual Meeting?	3
How are proxies being solicited?	3

Important Notice Regarding Availability of Proxy Materials	3

Share Ownership of Certain Beneficial Owners	3

Share Ownership of Management	4

Section 16(a) Beneficial Ownership Reporting Compliance	4

Proposal 1 – Election of Directors	5
Nomination of Directors	5
Biographical Summaries of Nominees and Directors	6
Director Independence	7
Shareholder Communications with the Board of Directors	8
Board Structure, Committees and Meeting Attendance	8
Audit Committee Report	10
Compensation Committee Interlocks and Insider Participation	10
Transactions with Directors and Management	11
Compensation of Directors	11
2010 Director Compensation Table	11
Information About Executive Officers and Other Significant Employees	14
Compensation Discussion and Analysis	15
Compensation Committee Report	21
Executive Compensation Tables	22
2010 Summary Compensation Table	22
2010 All Other Compensation Table	23
2010 Grants of Plan-Based Awards Table	23
2010 Outstanding Equity Awards at Fiscal Year-End Table	25
2010 Option Exercises and Stock Vested Table	26
2010 Pension Benefits Table	26
Potential Payments Upon Termination or Change in Control	26

Proposal 2 – Advisory Vote on Compensation Paid to Named Executive Officers (“Say-On-Pay”)	29

Proposal 3 – Advisory Vote on Frequency of Say-On-Pay Vote (“Say-On-Frequency”)	30

Proposal 4 – Approval of the 2011 Stock Incentive Plan	31

Proposal 5 – Ratification of the Audit Committee’s Selection of Smith Elliott Kearns & Company, LLC as the Company’s Independent Registered Public Accounting Firm for 2011	40

Relationship with Independent Registered Public Accounting Firm	40

Annual Report on Form 10-K	41

Annex A – 2011 Orrstown Financial Services, Inc. Stock Incentive Plan	A-1

i

ORRSTOWN FINANCIAL SERVICES, INC.

77 East King Street

Shippensburg, Pennsylvania 17257

PROXY STATEMENT

Annual Meeting Information

This proxy statement contains information about the Annual Meeting of Shareholders of Orrstown Financial Services, Inc. to be held Tuesday, May 3, 2011, beginning at 9:00 a.m., at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, Pennsylvania, and at any adjournments or postponements of the meeting. This proxy statement was prepared at the direction of the Company’s Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to shareholders on or about April 1, 2011.

Who is entitled to vote?

Shareholders owning Company common stock on March 14, 2011 are entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting. Each shareholder has one vote per share on all matters to be voted on. On March 1, 2011 there were 7,989,556 shares of common stock outstanding.

On what am I voting?

You will be asked to:

(i)	elect three (3) directors to Class A for three (3) year terms expiring in 2014;

(ii)	provide a non-binding advisory vote approving the compensation paid to our named executive officers as disclosed in this proxy statement (“Say-On-Pay”);

(iii)	provide a non-binding advisory vote on the frequency of holding the Say-On-Pay vote (“Say-On-Frequency”);

(iv)	approve the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan; and

(v)	ratify the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for 2011.

The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of the Board of Directors.

How does the Board of Directors recommend I vote?

The Board of Directors recommends that shareholders vote:

(i)	“FOR” the election of each of the three nominees as directors to Class A named in this proxy statement;

(ii)	“FOR” approval of the compensation paid to our named executive officers as disclosed in this proxy statement;

(iii)	“FOR” holding the Say-On-Pay vote on an annual basis;

(iv)	“FOR” approval of the 2011 Stock Incentive Plan; and

(v)	“FOR” ratification of the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for 2011.

How do I vote?

Sign and date each proxy form you receive and return it in the postage-paid envelope provided. If you sign your proxy form but do not mark your choices, your proxies will vote:

(i)	“FOR” the three persons nominated for election as directors to Class A named in this proxy statement;

(ii)	“FOR” approval of the compensation paid to our named executive officers as disclosed in this proxy statement;

(iii)	“FOR” holding the Say-On-Pay vote on an annual basis;

(iv)	“FOR” approval of the 2011 Stock Incentive Plan; and

(v)	“FOR” ratification of the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for 2011.

You may revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Secretary, Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, Pennsylvania 17257, submit another properly signed proxy with a more recent date or vote in person at the meeting.

What is a quorum?

A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Brokers holding shares in street name for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.” Under Pennsylvania law broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on another matter other than a procedural motion.

What vote is required to elect directors?

The three nominees for election as directors to Class A receiving the highest number of votes will be elected to the Board of Directors. Votes withheld and broker non-votes will have no effect on the election of directors.

What vote is required to approve the frequency of holding the Say-On-Pay vote?

The option of holding Say-On-Pay votes annually, every two years or every three years that receives the highest number of votes cast will be the frequency for holding the Say-On-Pay vote that will have been approved by the shareholders. Abstentions and broker non-votes, if any, are not counted as votes cast and, therefore, will have no effect on which option is approved.

What vote is required to approve the other proposals?

A majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to approve each of the other proposals. Abstentions and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on whether or not a proposal is approved.

Who will count the vote?

The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the Annual Meeting.

What is the deadline for shareholder proposals for next year’s Annual Meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission and the Company’s By-laws. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by the Company not later than December 1, 2011. All proposals should be addressed to the Secretary of the Company.

How are proxies being solicited?

In addition to solicitation by mail, the officers, directors and employees of the Company may, without additional compensation, solicit proxies by telephone or personal interview. Brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock held by such persons and will be reimbursed by the Company for their expenses. The cost of soliciting proxies for the Annual Meeting will be born by the Company.

Important Notice Regarding Availability of Proxy Materials for the Shareholders Meeting to be held on May 3, 2011.

The Notice of Annual Meeting, this Proxy Statement, the form of Proxy and the Company’s Annual Report on Form 10-K are available at:

http://www.cfpproxy.com/5772

Share Ownership of Certain Beneficial Owners

The Company does not know of any person who beneficially owned more than 5% of the Company’s Common Stock on March 1, 2011, except as shown in the following table:

Name and address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Orrstown Bank 77 East King Street Shippensburg, PA 17257	775,340(1)	9.70%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	412,275(2)	5.16%

(1)	Shares held directly by the Bank, or by way of its nominees, in its trust department as fiduciary for certain trusts, estates and agency accounts that beneficially own the shares. The Bank shares voting power as to 568,160 of these shares but, as a matter of policy, votes such shares solely in accordance with the directions, if any, of the persons with whom it shares voting power. The Bank has sole voting power as to 5,713 of these shares and, subject to the provisions of governing instruments and/or in accordance with applicable provisions of fiduciary law, may vote such shares in what it reasonably believes to be the best interest of the respective trust, estate or agency account for which it holds such shares. As a matter of policy, however, the Bank does not vote shares for which it has sole voting power. The Bank does not have the right to vote with respect to the remaining 201,467 shares and disclaims beneficial ownership of such shares. The Bank has investment discretion with respect to 573,873 of the shares but, as a matter of policy, does not exercise that discretion and acts with respect to such shares solely upon the written direction of the client. The Bank does not have investment discretion with respect to the remaining 201,467 shares.
(2)	Holds sole voting and investment power as to all shares.

Share Ownership of Management

The following table shows the number of shares of Company Common Stock beneficially owned by each incumbent director, each nominee and each executive officer named in the 2010 Summary Compensation Table appearing on page 22, and by all of the incumbent directors, nominees and executive officers of the Company as a group, as of March 1, 2011, based on information furnished by the persons named and the Company’s records. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with his or her spouse.

Name	Common Stock(1)		Exercisable Stock Options(1)(2)
Barbara E. Brobst	3,274		23,793
Anthony F. Ceddia	4,445		5,161
Jeffrey W. Coy	36,152	(3)	5,161
Jeffrey W. Embly	6,752	(4)	38,171
Bradley S. Everly	16,346	(5)	31,673
Philip E. Fague	11,721		39,581
Mark K. Keller	1,724		349
Andrea Pugh	20,149		5,161
Thomas R. Quinn, Jr.	4,300		6,000
Gregory Rosenberry	40,635	(6)	4,761
Kenneth R. Shoemaker	31,929	(7)	46,366
Glenn W. Snoke	12,753	(8)	5,161
John S. Ward	4,531		5,161
Joel R. Zullinger	30,599	(9)	5,161
Directors, nominees and executive officers as a group (18 persons including those named above)	234,296		264,040

(1)	On March 1, 2011, none of the individuals named in the above table may be deemed to beneficially own more than 1% of the outstanding shares of Company Common Stock. On that date, all of the incumbent directors, nominees, and executive officers as a group beneficially owned approximately 6.03% of the outstanding shares of Company Common Stock. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned.
(2)	The amounts shown reflect the number of shares of Common Stock that the indicated individuals and group have the right to acquire within 60 days of March 1, 2011 through the exercise of stock options granted pursuant to the Company’s stock option plans.
(3)	Includes 6,172 shares held by Mr. Coy’s spouse in her IRA.
(4)	Includes 259 shares Mr. Embly holds as custodian for his daughter.
(5)	Includes 727 shares pledged to secure a line of credit loan obtained by Mr. Everly from a non-correspondent bank and 1,683 shares held by Mr. Everly’s spouse.
(6)	Includes 27,093 shares held by a family limited partnership with respect to which Mr. Rosenberry is the President and general partner.
(7)	Includes 6,696 shares pledged to secure a loan obtained by Mr. Shoemaker from a non-correspondent bank.
(8)	Includes 146 shares held by Mr. Snoke’s spouse as custodian for her son.
(9)	Includes 220 shares held by Mr. Zullinger’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance.

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, we believe that during 2010 our directors, executive officers and beneficial owners of more than 10 percent of our common stock who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 complied with all SEC filing requirements applicable to them.

PROPOSAL 1 – ELECTION OF DIRECTORS

The bylaws of the Company provide that the directors will serve in three classes, as nearly equal in number as possible, with each class of directors serving a staggered, three year term of office. At each annual meeting of shareholders, a class consisting of approximately one third of all of the Company’s directors is elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election and until their successors have been elected. At the Annual Meeting, the shareholders will be asked to elect three directors to Class A to serve until the annual meeting of shareholders in 2014 or until their successor is elected.

The Board of Directors has nominated the following persons for election as directors to Class A:

Jeffrey W. Coy

John S. Ward

Joel R. Zullinger

All of the named nominees are presently serving as directors of the Company and of Orrstown Bank.

If you return a properly signed and dated proxy your shares of Company Common Stock represented by your proxy will be voted FOR the election of the three named nominees unless you mark the proxy form to withhold authority to vote for one or more of the nominees. If one or more of the named nominees is unable or unwilling to serve as a director, the persons named in the proxy will vote for the election of such substitute nominee, if any, as will be named by the Board of Directors. The Company has no reason to believe that any of the named nominees will be unable or unwilling to serve as a director. Each named nominee has expressed a willingness to serve if elected.

The three named nominees for election of directors to Class A receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends that you vote FOR the election of all three named nominees as directors to Class A.

Nomination of Directors

In connection with the Annual Meeting, the Nominating and Governance Committee of the Company’s Board of Directors has reviewed the qualifications of and made recommendations regarding potential candidates to be nominated by the Board of Directors for election to the Board. The three nominees named above were recommended by the Nominating and Governance Committee, then submitted to and approved by the Board of Directors as the three nominees for election as directors to Class A.

Although there are no stated minimum criteria for nominees, the Nominating and Governance Committee has considered a variety of factors including each candidate’s integrity, independence, qualifications, skills, experience, including experience in finance and banking and diversity of experience in relation to other members of the Board of Directors, compatibility with other members of the Board of Directors, the strategic direction of the Company and the Bank, involvement in the communities served by the Bank and such other factors as it has deemed to be in the best interest of the Company, Orrstown Bank and its shareholders, which factors may change from time to time.

The Nominating and Governance Committee will consider the incumbent directors whose terms are expiring at the forthcoming annual meeting, other candidates, if any, recommended to it by shareholders, other directors and other sources within the community, including the Bank’s regional advisory boards, and any candidates nominated by shareholders in accordance with the procedures set forth in the Company’s bylaws. No recommendations were received by the Nominating and Governance Committee in connection with this Annual Meeting from shareholders or others, nor, as of the date of this Proxy Statement, had any candidates been nominated by shareholders in accordance with the procedures set forth in the bylaws.

Recommendations should be submitted in writing addressed to Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, Pennsylvania 17257, Attn: Nominating and Governance Committee.

Shareholder nominations in accordance with the procedures set forth in the Company’s bylaws must be submitted not less than 30 days and not more than 50 days before the Annual Meeting of shareholders is scheduled to be held and include a statement setting forth the background, education and business experiences of the nominee.

A copy of the Nominating and Governance Committee Charter is posted on the Company’s website at www.orrstown.com.

Biographical Summaries of Nominees and Directors

The Board of Directors believes that each of the nominees and directors has such professional experience, recognized achievement in his or her respective field, involvement in the communities served by Orrstown Bank, ability to contribute to some aspect of the Company’s business and a willingness to make the commitment of time and effort required of a Company director. Information about the nominees for election as directors to Class A at the Annual Meeting and information about the directors in Class B and Class C demonstrating these characteristics is set forth below.

CLASS A DIRECTORS – TERM EXPIRES 2011

Jeffrey W. Coy – 59, is Vice Chairman of the Boards of Directors of the Company and of Orrstown Bank. Mr. Coy has served as a Director since 1984. From 2005 to February 2011, Mr. Coy served as a Commissioner on the Pennsylvania Gaming Control Board. From 1983 through 2004, Mr. Coy served as a Representative to the Pennsylvania General Assembly, representing the 89th Legislative District. The Board of Directors values the knowledge, experience and perspective Mr. Coy has attained through his long tenure as a Director of the Company and the Bank and the substantial knowledge of the Bank’s Franklin and Cumberland Counties, Pennsylvania market areas he attained through his representation of those areas in the General Assembly.

John S. Ward – 73, has been a member of the Board of Directors of the Company and of Orrstown Bank since 1999. Mr. Ward’s wife is a first cousin of Gregory A. Rosenberry, a Director of the Company and Orrstown Bank. Mr. Ward served as President of Modern Transit Partnership, a non-profit organization created to support bringing commuter rail service to central Pennsylvania, from 2002 to 2010. Prior thereto, Mr. Ward had a career as a mechanical engineer with Carlisle Syntec, Inc. and Carlisle Tire and Wheel and served as Chief Clerk of Cumberland County, Pennsylvania from 1995 to 2002. The Board of Directors values the senior executive level experience and perspective that Mr. Ward possesses as a result of his careers in industry, local government and public works.

Joel R. Zullinger – 62, is Chairman of the Boards of Directors of the Company and of Orrstown Bank. Mr. Zullinger has served as a Director since 1981. Mr. Zullinger is an attorney at law with Zullinger Davis, P.C., in Chambersburg, Pennsylvania. The Board of Directors values the knowledge, experience and perspective Mr. Zullinger has attained through his long tenure as a Director of the Company and the Bank. The Board of Directors also values the leadership and communication skills manifested by Mr. Zullinger’s service as Chairman.

CLASS B DIRECTORS – TERM EXPIRES 2013

Mark K. Keller – 57, was appointed to the Company’s Board of Directors to fill the vacancy created by the retirement of Peter C. Zimmerman immediately following the 2009 Annual Meeting of Shareholders. Mr. Keller has served as a member of the Orrstown Bank Board of Directors since 2008. Mr. Keller has served as a Representative to the Pennsylvania General Assembly, representing the 86th Legislative District, since 2004. The Board of Directors values Mr. Keller’s knowledge of the Bank’s Perry County, Pennsylvania market area attained through his representation of that area in the General Assembly.

Thomas R. Quinn, Jr. – 51, was appointed as President and Chief Executive Officer and Director of the Company and of Orrstown Bank in May 2009 immediately following the 2009 Annual Meeting of Shareholders. Mr. Quinn joined the Bank in March 2009 as President-elect and served in that capacity until he was appointed President and Chief Executive Officer. He served as President and Chief Executive Officer of Fifth Third Bancorp’s South Florida Affiliate from 2005 to July 2008, and in a variety of executive positions with Citigroup and its affiliates from 1992 to 2005. The Pennsylvania Banking Code requires that a bank president be a member of the bank’s board of directors. The Board of Directors believes that it is important that the President, who also is the Chief Executive Officer, be a member of the Board of Directors of the Company and the Bank so that the President may interact on a peer to peer basis with his fellow directors. In addition, the Board of Directors believes that the knowledge, experience and perspective Mr. Quinn possesses as a result of his service as a senior executive with Fifth Third Bancorp and Citigroup will be valuable to the Company as it makes the transition from a smaller community banking institution to a multi-billion dollar regional institution.

Gregory A. Rosenberry – 56, has been a member of the Board of Directors of the Company and of Orrstown Bank since 1997. He is President and General Partner of Rosenberry Family Limited Partnership, a timber harvesting and wholesale, real estate and securities investment business, President and owner of Tri-Valley Forestry, Inc. and a Director, Secretary and shareholder of Rosenberry Brothers Lumber, Inc. Mr. Rosenberry and Mr. Ward’s wife are first cousins. The Board of Directors values Mr. Rosenberry’s knowledge, experience and perspective as an entrepreneur and small business owner and the insight it provides him into the financial services needs of and business issues facing many of the Bank’s small business customers.

Glenn W. Snoke – 62, has been a member of the Board of Directors of the Company and of Orrstown Bank since 1999. Mr. Snoke is President of Snokes Excavating & Paving, Inc. The Board of Directors values Mr. Snoke’s knowledge, experience and perspective as an entrepreneur and owner of a small business involved in the construction industry and the insight it provides him into the financial services needs and business issues facing many of the Bank’s construction industry customers.

CLASS C DIRECTOR NOMINEES – TERM EXPIRES 2012

Anthony F. Ceddia – 67, has been a member of the Board of Directors of the Company and of Orrstown Bank since 1996. Mr. Ceddia is President Emeritus of Shippensburg University, where he was President from 1981 to 2005. Since his retirement as President of Shippensburg University, Mr. Ceddia has been a Visiting Professor at various institutions. Mr. Ceddia also acts as a leadership and management consultant. The Board of Directors values Mr. Ceddia’s executive level experience and perspective and his leadership skills.

Andrea Pugh – 58, has been a member of the Board of Directors of the Company and of Orrstown Bank since 1996. She is President and sole member of PharmCare Consultants LLC, a pharmacy consulting business. The Board of Directors values Ms. Pugh’s knowledge, experience and perspective as a woman who is an entrepreneur and small business owner and the insight it provides her into the financial services needs of and business issues facing many of the Bank’s small business customers that are owned and operated by women.

Kenneth R. Shoemaker – 63, is President of the Orrstown Bank Foundation, President Emeritus of Orrstown Bank and a Director and Secretary of the Company and of Orrstown Bank. He served as President and Chief Executive Officer of the Company and of Orrstown Bank from 1987 until his retirement immediately following the 2009 Annual Meeting of Shareholders, and has served as a Director of the Company and of Orrstown Bank since 1986. The Board of Directors values the knowledge, experience and perspective attained by Mr. Shoemaker during his tenure as President and Chief Executive Officer of the Company and the Bank.

Director Independence

The Board of Directors of the Company has adopted the definition of “independent director” as set forth in Rule 5605(a)(2) of the NASDAQ Stock Market and determined that each Director, other than Messrs. Quinn and Shoemaker, is an “independent director” under such definition. In making this determination, the Board of

Directors was aware of and considered the loan and deposit relationships and other transactions with directors and their related interests, which the Company or Orrstown Bank enters into in the ordinary course of business. Other than loans, deposit, fiduciary and other similar relationships with the Company or Orrstown Bank, no director or any of his or her related interests has engaged in any transaction or series of transactions, or is involved in any relationships, as a result of which the director would not be independent under the NASDAQ Stock Market Rule, except Messrs. Quinn and Shoemaker, who are not independent by reason of their respective service as executive officers of the Company and the Bank.

Shareholder Communications with the Board of Directors

The Company does not have a formal process by which shareholders may send communications to the Board of Directors. As a matter of practice, shareholder communications received by the Company are included under the topic “Correspondence” with the Board meeting materials routinely furnished by management to Directors in connection with meetings of the Board of Directors. In addition, shareholder communications determined by the Chief Executive Officer, in his discretion, to require immediate attention, also are promptly furnished by him to the Chairman. When and as appropriate, the Company seeks to provide a timely response to shareholder communications it receives.

Board Structure, Committees and Meeting Attendance

During 2010 the Board of Directors of the Company met 18 times and the Board of Directors of Orrstown Bank met 12 times. The Board of Directors of the Company has an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating and Governance Committee. The Board of Directors of Orrstown Bank also has an Executive Committee. During 2010 all of the Directors of the Company attended at least 75% of all meetings of the respective Boards and Committees on which they served. It is Company policy that all Directors will attend the Annual Meeting of Shareholders. All of the Company’s Directors attended the Annual Meeting of Shareholders in 2010.

With the exceptions of Messrs. Quinn and Shoemaker, all of the Directors of the Company and Orrstown Bank are independent as defined in Rule 5605(a)(2) of the NASDAQ Stock Market. Leadership of the Boards of Directors of the Company and Orrstown Bank is placed in an independent Chairman and an independent Vice Chairman, who also serves as Chair of the Executive Committees. The Boards of Directors believe that this independent leadership helps to provide an appropriate check and balance on the influence of the executive management team generally and the President and Chief Executive Officer, more specifically, particularly in consideration of the President and Chief Executive Officer’s membership on the Boards of Directors and Executive Committees. In addition, the independent directors have two regularly scheduled meetings each year in which they meet in executive session with only independent directors present. The independent directors also may meet in executive session at additional times as necessary. In addition to the Executive, Compensation, Audit and Nominating and Governance Committees discussed in greater detail elsewhere in this Proxy Statement, the Board of Directors of the Company also has an Asset and Liability Committee (ALCO), and the Board of Directors of Orrstown Bank has Credit Administration, Loan, Property, Technology and Trust Committees, through which the Boards of Directors are better able to perform their oversight responsibilities with respect to the various risks faced by the Company and Orrstown Bank. The Company’s Board of Directors also has an Enterprise Risk Management Committee to provide additional oversight over seven risk areas: credit, operations and transactions, liquidity, market/interest rate, legal/compliance, strategies and reputation. The Enterprise Risk Management Committee meets quarterly.

Executive Committee.    The Executive Committees of the Company’s and Orrstown Bank’s Boards of Directors meet jointly and act on matters between regular meetings of the Company’s and Orrstown Bank’s Boards of Directors. The members of the Executive Committees are Jeffrey W. Coy, Chairman, Thomas R. Quinn, Jr., Kenneth R. Shoemaker and Joel R. Zullinger. Although they hold offices of the Company and Orrstown Bank, the Board of Directors has determined that Messrs. Coy and Zullinger are independent as defined in Rule 5605(a)(2) of the NASDAQ Stock Market because they hold such offices in their capacities as

Directors and because they do not, except as Directors, perform a policy making function and are not otherwise in charge of a principal business unit, division or function of the Company or Orrstown Bank. As President and Chief Executive Officer of the Company and Orrstown Bank, Mr. Quinn is not independent. Mr. Shoemaker is not independent, having served as President and Chief Executive Officer of the Company and the Bank within the past three years. The Executive Committees do not have charters. The Executive Committees met 17 times in 2010.

Compensation Committee.    The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation of the Company’s chief executive officer and other executive officers and of the Board of Directors. The Compensation Committee Charter is posted on the Company’s website at www.orrstown.com.

The Compensation Committee Charter provides that the Compensation Committee is to be composed of three or more members, each of whom is to be “independent” as defined in NASDAQ Rule 5605(a)(2), an “outside director” within the meaning of Internal Revenue Code Section 162(m) and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The members of the Compensation Committee are to be appointed by the Board of Directors upon the recommendation of the Nominating and Governance Committee.

The members of the Compensation Committee are Jeffrey W. Coy, Chair, John S. Ward and Joel R. Zullinger, each of whom the Board of Directors has determined to be independent, an outside director and a non-employee director.

The Compensation Committee Charter provides that the Compensation Committee is to meet at least two times each year and at such other times as it deems necessary to fulfill its responsibilities. The Compensation Committee met 6 times during 2010.

Nominating and Governance Committee.    The Nominating and Governance Committee exercises general oversight with respect to the governance of the Board of Directors. It reviews the qualifications of and recommends to the Board of Directors proposed nominees for election to the Board. It also is responsible for evaluating and recommending to the Board corporate governance practices applicable to the Company and for leading the Board in its self-evaluation process. The Nominating and Governance Committee reviews, at least annually, its Charter and recommends proposed changes for Board approval. The members of the Nominating and Governance Committee are Joel R. Zullinger, Chair, Jeffrey W. Coy, Mark K. Keller and Andrea Pugh. As noted above in the discussion about the Executive Committee, Messrs. Coy and Zullinger are independent, as are Mr. Keller and Ms. Pugh. The Nominating and Governance Committee Charter is posted on the Company’s website at www.orrstown.com. The Nominating and Governance Committee met once in 2010.

Audit Committee.    The Audit Committee provides oversight of the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; and management’s implementation of a system of controls designed to safeguard the Company’s assets and income, assure the integrity of the Company’s financial statements and maintain compliance with the Company’s ethical standards, policies, plans and procedures, and with laws and regulations. The Audit Committee Charter is posted on the Company’s website at www.orrstown.com.

The Audit Committee Charter provides that the Audit Committee is to be composed of not less than three members, each of whom is to be “independent” as defined in NASDAQ Stock Market Rule 5605(a)(2) and SEC Rule 10A-3(b)(1); has not participated in the preparation of the Company’s financial statements at any time during the past three years; and able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee is to have had past employment experience in finance or accounting, or other comparable experience or background, which results in the member’s financial sophistication as contemplated by NASDAQ Stock Market Rules.

The members of the Audit Committee are Andrea Pugh, Chair, Anthony F. Ceddia and John S. Ward, each of whom the Board of Directors has determined to be independent.

In addition, the Board of Directors has determined that Mr. Ward has the requisite financial sophistication required by the Audit Committee Charter to serve as the Audit Committee financial expert as a result of his experience as Chief Clerk of Cumberland County, Pennsylvania, and as President of Modern Transit Partnership. In these positions Mr. Ward has had ultimate responsibility for overseeing and assessing the performance of the County and the Partnership in the preparation of their respective financial statements which, together with his nine year tenure as a member of the Audit Committee, has provided him with an understanding of and familiarity with generally accepted accounting principles and internal controls over financial reporting.

The Audit Committee Charter provides that the Audit Committee is to meet at least 4 times each year. The Audit Committee met 7 times during 2010.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2010. The Audit Committee also has discussed with Smith Elliott Kearns & Company, LLC, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; received from Smith Elliott Kearns & Company, LLC, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Smith Elliott Kearns & Company, LLC’s communications with the Audit Committee concerning independence and has discussed with Smith Elliott Kearns & Company, LLC, that firm’s independence. In that regard, the Audit Committee has considered whether the provision by Smith Elliott Kearns & Company, LLC, of certain limited permissible non-audit services in addition to its audit services is compatible with maintaining that firm’s independence and has determined that it is. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Audit Committee:

Andrea Pugh, Chair

Anthony F. Ceddia

John S. Ward

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are Jeffrey W. Coy, Chair, John S. Ward and Joel R. Zullinger, each of whom the Board of Directors has determined to be independent, an outside director and a non-employee director. There are no interlocking relationships, as defined by Securities and Exchange Commission regulations under the Securities Exchange Act of 1934, as amended, involving members of the Compensation Committee.

Transactions with Directors and Management

During 2010 some of the directors and executive officers of the Company and the Bank, members of their immediate families and some of the companies with which they are associated, had banking transactions in the ordinary course of business with the Bank and may be expected to have similar transactions in the future. These transactions were made on substantially the same terms, including interest rates, collateral requirements and repayment terms, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Any business dealing, including extensions of credit, between the Company or the Bank and a Director of the Company or the Bank, or with any entity controlled by such a Director, other than a deposit, trust service or other product or service provided by a bank in the ordinary course of business, is required to be reviewed and approved by a majority of the disinterested Directors. In considering a proposed insider transaction, the disinterested directors are to reasonably determine whether the transaction would be in the best interest of the Company or the Bank and on terms and conditions, including price, substantially the same as those prevailing at the time for comparable transactions with non-insiders.

Extensions of credit by the Bank to a Director of the Company or of the Bank, or to a related interest of such a Director, are subject to Federal Reserve Board Regulation O. Although Regulation O requires the prior approval of such an extension of credit by the Bank’s disinterested Directors if the aggregate amount of all extensions of credit to such Director and the related interests of the Director would exceed $500,000, the Company requires prior approval of all such extensions of credit.

Compensation of Directors

The following table sets forth compensation received by Directors of the Company in 2010, other than Thomas R. Quinn, Jr. Mr.  Quinn does not receive compensation in his capacity as a Director.

2010 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1), (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3), (4)	All Other Compensation ($)(5)	Total ($)
Anthony F. Ceddia	40,200	-	3,316	-	8,640	-	52,156

Jeffrey W. Coy	53,600	-	3,316	-	12,660	-	69,576

Mark K. Keller	39,100	-	3,316	-	-	-	42,416

Andrea Pugh	38,100	-	3,316	-	12,660	-	54,076

Gregory A. Rosenberry	37,500	-	3,316	-	13,290	-	54,106

Kenneth R. Shoemaker	23,200	-	-	-	12,310	252,326	287,836

Glenn W. Snoke	36,000	-	3,316	-	14,280	-	53,596

John S. Ward	41,000	-	3,316	-	6,570	-	50,886

Joel R. Zullinger	58,100	-	3,316	-	22,396	-	83,812

(1)

Option awards are valued based on the Black-Scholes model, used by the Company for financial reporting purposes pursuant to FASB ASC Topic 718. There is no assurance the value realized by a Director will be at or near the value estimated by the Black-Scholes model. The actual value, if any, a Director will realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. In determining the Black-Scholes value, the following assumptions were used for the options awarded in 2010:

(i) stock price volatility represents the standard deviation in stock prices for Company common stock during the 12 month period prior to grant of the option (47.44%); (ii) dividend yield represents the cumulative dividends per share for the 12 month period prior to grant of the option, divided by the average monthly price of Company common stock over the same period (3.42%); (iii) the risk-free rate of return represents the average monthly yield on US Treasury Notes maturing within 7 years after the date of grant (3.32%); and (iv) an expected time of exercise of seven years.

(2)	For each Director, the aggregate number of shares underlying unexercised but exercisable option awards at December 31, 2010 was: Mr. Ceddia – 5,161; Mr. Coy – 5,161; Mr. Keller – 349; Ms. Pugh – 5,161; Mr. Rosenberry – 4,761; Mr. Shoemaker – 46,366; Mr. Snoke – 5,161; Mr. Ward – 5,161; and Mr. Zullinger – 5,161.
(3)	Based on an October 1, 2009 to September 30, 2010 plan year for the Directors Retirement Plan.
(4)	For Mr. Zullinger, includes a $12,330 increase in the net present value of his accrued benefit under the Directors Retirement Plan, plus a $10,066 calendar year increase in the net present value of his accrued benefit under his “brick” plan.
(5)	For Mr. Shoemaker, includes $100,000 in base salary pursuant to the terms of his three year Executive Employment Agreement (expires May 2012) pursuant to which he serves as President Emeritus of the Bank and President of the Orrstown Bank Foundation; $160 in a discretionary bonus; $10,500 in Company contributions to his 401(k) plan account; and, $141,666 in payments pursuant to his Salary Continuation Plan. A description of the key terms and conditions of the Salary Continuation Plan is set forth in the Executive Compensation section under “Potential Payments Upon Termination or Change in Control.”

Directors’ Fees.    During 2010 each director of the Company, other than Mr. Quinn, was paid an annual retainer fee of $6,000 and each non-employee director of the Company received $700.00 for each meeting of the Company Board of Directors attended and $300.00 for each committee meeting attended, except that committee chairs received a fee of $400.00 for each committee meeting attended. Each director of Orrstown Bank, other than Mr. Quinn, was paid an annual retainer fee of $6,000.00 and each non-employee director of Orrstown Bank was paid a fee of $700.00 for each meeting of the Bank’s Board of Directors attended and $300.00 for each committee meeting attended, except that committee chairs received a fee of $400.00 for each committee meeting attended and Mr. Shoemaker, although an employee director, received a fee for each Technology Committee meeting he attended. In addition, in 2010 the Chairman of the Board of Orrstown Bank received an annual fee of $13,000, the Vice Chairman received an annual fee of $11,000 and the Secretary received an annual fee of $10,000.

Deferred Compensation Plan.    In 1995 the Company and Orrstown Bank established a non-qualified deferred compensation plan for directors and executive officers. Participation in the plan is voluntary. Each participant may elect each year to defer all or a portion of his or her directors’ fees or, in the case of an executive officer, compensation. Directors deferring compensation must begin withdrawals from the plan by age 75 or termination of service as a director, whichever occurs later. Executive officers must begin withdrawals by age 65 or retirement, whichever occurs later. Payments may be made in equal monthly or annual installments over not more than ten years. Immediate distributions may be made in the event the Company would experience a hostile takeover, an acquiring bank or bank holding company would fail to approve the plan or Orrstown Bank, or any acquiring bank or bank holding company, would experience bankruptcy. If a participant would die before payment of his or her entire account, the Company will pay the balance to his or her beneficiary in a single lump sum payment. The amounts deferred are invested in a rabbi trust with the trust department of Orrstown Bank as trustee. The participants direct the investment of their own accounts among various publicly available mutual funds designated by Orrstown Bank’s Trust Investment Committee. Growth of each participant’s account is a result of investment performance and the public markets and is not a result of an interest factor or interest formula established by the participant or by the Company or its subsidiary bank. In 2010 Ms. Pugh deferred $37,400 and Mr. Ward deferred $29,000.

Directors Retirement Plan.    Orrstown Bank has entered into Director Retirement Agreements with Ms. Pugh and Messrs. Ceddia, Coy, Rosenberry, Shoemaker, Snoke, Ward and Zullinger. Each Director

Retirement Agreement provides the respective Director with a normal retirement benefit in a specified amount, payable in 120 consecutive monthly installments commencing the month following the Director’s termination of service after having reached the normal retirement age of 65. Generally, the amount of a Director’s annual normal retirement benefit is intended to approximate the amount of his or her directors’ fees during the year in which he or she became a party to a Director Retirement Agreement, projected to the normal retirement age of 65 based upon annual increases of 4 percent. For every complete plan year after normal retirement age and before termination of service, the amount of the annual benefit will increase by 4 percent.

A Director will forfeit his or her benefits under his or her Director Retirement Agreement if Orrstown Bank would terminate his or her service for gross negligence or gross neglect of duties, commission of a felony or gross misdemeanor involving moral turpitude or fraud, disloyalty or willful violation of any law or policy committed in connection with the Director’s service resulting in an adverse effect on Orrstown Bank or if the Director, after termination of service (other than following a change in control of Orrstown Bank), would compete with Orrstown Bank within a 50 mile radius of its main office in Shippensburg, Pennsylvania. Orrstown Bank also would not be obligated to pay any benefit under a Director Retirement Agreement to the extent the benefit would constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended.

If a Director is in active service of Orrstown Bank at the time of a change in control of Orrstown Bank, as defined in Section 409A of the Code, the Director will be entitled to begin receiving his or her normal retirement benefit following the later of the Director’s termination of service or attaining normal retirement age. The Director Retirement Agreement provides for an early termination benefit in a specified amount in the event of an early termination of service before normal retirement age, a disability benefit in the event of an early termination of service due to disability and a death benefit.

The amount of the increase in 2010 in the net present value of the accrued benefit under the Directors Retirement Agreement is reported in the 2010 Directors Compensation Table for each participating Director in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings Column.”

Brick Plan.    Mr. Zullinger and three of Orrstown Bank’s former Directors participate in so-called “brick plans” that provide the director or his or her beneficiaries with a monthly cash benefit for a period of 10 years beginning at age 65. The change in the net present value of Mr. Zullinger’s accrued benefit under his brick plan from 2009 is reported in the 2010 Director Compensation Table above. Under the brick plan, Mr. Zullinger’s annual benefit at age 65 would be $21,804. Mr. Zullinger’s total accrued benefit at December 31, 2010 was $110,724 and the vested amount of his annual benefit is $18,020.

Non-Employee Director Stock Option Plan of 2000.    On January 27, 2000, the Board of Directors of the Company approved the Orrstown Financial Services, Inc. Non-Employee Director Stock Option Plan of 2000. The Directors’ Option Plan is a formula plan under which options to purchase shares of Company Common Stock are granted each year to directors in office on April 1. The number of options granted each year is based on the Company’s return on average tangible equity for the most recent fiscal year. All options have a term of 10 years from the regular grant date, are fully exercisable from the regular grant date and have an exercise price equal to the “fair market value” of Company Common Stock as of the date of the grant of the option, defined as the closing price for shares of Company common stock reported on the NASDAQ Stock Market on such date. If a director “retires,” the options previously granted to the director will expire at their scheduled expiration date. If a director’s service as a director terminates for any other reason, the options previously granted to the director will expire six months after the date of termination of service unless scheduled to expire sooner. In April 2010, each director, except for Messrs. Quinn and Shoemaker, was granted an option covering 349 shares of Company Common Stock at an exercise price of $25.76 per share.

Information About Executive Officers and Other Significant Employees

In addition to Thomas R. Quinn, Jr., President and Chief Executive Officer of the Company and of Orrstown Bank, who also serves as a Director of the Company and of Orrstown Bank, the Executive Officers and other significant employees of the Company and of Orrstown Bank are:

Jeffrey W. Embly – 40, is Executive Vice President of the Company. Since January 2008, he has served as Executive Vice President and, since September 2009, Chief Credit Officer of Orrstown Bank. From January 2008 to September 2009, Mr. Embly served as Chief Commercial Officer of Orrstown Bank and, from May 2005 to 2008, Senior Vice President and Chief Loan Officer of Orrstown Bank.

Bradley S. Everly – 60, is Executive Vice President and Treasurer of the Company and the Bank and has been Chief Financial Officer of the Company and of Orrstown Bank since 1998. From 1998 to September 2010 he was Senior Vice President of the Company and the Bank.

Philip E. Fague – 51, is Executive Vice President and Assistant Secretary of the Company. He has served as Executive Vice President since 1997 and, since September 2009, Mortgage and Consumer Business officer of Orrstown Bank. From January 2008 to September 2009, Mr. Fague served as Chief Retail Officer of Orrstown Bank and, from 2002 to 2008, as Chief Sales and Service Officer of Orrstown Bank.

Douglas P. Barton – 46, has been Senior Vice President and Chief Accounting Officer of the Company and Orrstown Bank since September 2010. From 1999 to 2005, Mr. Barton served as Chief Accounting Officer of Sterling Financial Corporation, formerly a $2.8 billion financial holding company. From January 1, 2009 to September 2010, Mr. Barton was a partner in the independent registered public accounting firm ParenteBeard, LLC, and its predecessor, Beard Miller Company LLP. From 2005 to December 31, 2008, Mr. Barton was a senior manager at Beard Miller Company LLP.

Barbara E. Brobst – 52, has been Senior Vice President since 2005 and, since 2000, Senior Trust Officer of Orrstown Bank.

Michelle N. Paulnock – 50, has been Senior Vice President of Operations of Orrstown Bank since September 2009. She was Vice President and Senior IT Portfolio Manager for The South Financial Group from January 2009 to September 2009, and Vice President and Solution Support Manager for Sterling Financial Corporation from June 2000 to August 2008.

Jeffrey S. Gayman – 38, has been Senior Vice President since January 2008 and, since September 2009, Chief Commercial Officer, of Orrstown Bank. Mr. Gayman was Chief Sales and Service Officer of Orrstown Bank from January 2008 to September 2009, Vice President and Regional Senior Loan Officer from June 2006 to January 2008, and Vice President and Commercial Market Manager from December 2002 to June 2006.

Gary R. Holder – 49, has been Senior Vice President and Chief Retail Officer of Orrstown Bank since September 2009. He was Vice President and Regional Senior Loan Officer of Orrstown Bank from June 2006 to September 2009 and Business Development Officer from July 2003 to June 2006.

Benjamin S. Stoops – 59, has been Senior Vice President since May 2005 and, since December 1998, Chief Technology Officer of Orrstown Bank. Mr. Stoops was Vice President of Orrstown Bank from December 1998 to May 2005.

Mark G. Bayer – 48, has been Vice President and Director of Marketing of Orrstown Bank since December 2007. He was Vice President and Director of Sales and Marketing for CommunityBanks from 2004 to December 2007.

Stephen C. Caldwell – 62, has been Vice President, since 2002, and Director of Human Resources, since 2001, of Orrstown Bank.

Compensation Discussion and Analysis

In this section we provide an overview and analysis of our executive compensation programs and policies, the material decisions we have made under those programs and policies and the material factors that we considered in making those decisions.

Executive Summary.    2010 marked an exceptional year for the Company. Despite continuing economic headwinds, tight credit markets, low consumer confidence and substantial regulatory change, we managed our organization well and achieved superior operating and financial performance. The following are a sample of key operating and financial highlights from 2010:

•	Net income grew 24.0% to $16,581,000.

•	Return on assets grew from 1.19% to 1.21%.

•	Diluted earnings per share grew $0.10 to $2.17.

•	Assets increased 26.4%.

•	Deposits were up 29.9%.

•	Net interest margin grew 7 basis points to 3.73%.

•	The cash dividend increased by one cent per share.

•	The efficiency ratio was 54.89% for the year.

•	The ratio of non-performing assets to total assets was 1.07%.

•	The ratio of non-performing loans to total loans was 1.56%.

In addition to these achievements, we also raised $37.6 million in capital in March 2010. Although the capital raise impacted our stock price for the short term in 2010, we believe it was the correct long term decision to support our objective of creating long-term shareholder value. We also strategically modified our organizational structure to further enhance our value proposition to our customers, providing for a more integrated service delivery system.

Given our strong performance in 2010, the Compensation Committee rewarded management with the following actions:

•	Named executive officers were provided salary increases commensurate with market practice and reflecting individual contributions to our overall successes.

•	Bonuses were awarded to named executive officers based on a broad review of performance, as well as comparative market compensation data for similar positions.

•	Stock options were granted to named executive officers to more closely align executive compensation to shareholder interests, as well as to balance incentives on short- and long-term bases.

In addition to these actions, the Compensation Committee also expects to implement the following changes in 2011, subject to final Committee approval in the case of annual incentives and shareholder approval of the proposed 2011 Orrstown Financial Services, Inc. Stock Incentive Plan in the case of long-term incentives. The Committee believes that these changes will promote greater line of sight in incentive programs, achieve a balance of pay for performance and appropriate risk taking, and substantially improve the retentive power of our executive compensation program.

•	Implement a comprehensive scorecard of metrics to evaluate named executive officers for the purpose of determining annual incentive compensation payouts.

•	Shift our long-term incentive strategy from 100% stock options to a balance of stock options and restricted stock, both with multi-year vesting conditions.

•	Shift the total mix of pay towards more emphasis on long-term incentive compensation than has historically been provided.

Executive Compensation Objectives and Philosophy.    The Company’s compensation and benefits programs and policies are intended to provide fair, reasonable and competitive levels of compensation and benefits in order to recruit, motivate, reward and retain qualified executive officers and generate long term value for the Company’s shareholders. A significant amount of compensation is dependent upon Company performance and individual contribution to Company success, but with a level of risk taking appropriate for the potential reward to the Company. Our goal is for our executive officers to prosper when the Company prospers, but for them to realize less personal income if the Company is less successful.

Compensation Structure.    We compensate our executive officers through a combination of base salary, annual cash incentives, stock options and other benefits. Base salaries are set at levels competitive within the industry and the local market area in order to attract and retain executive officers who possess the knowledge, skills and abilities necessary to successfully execute their duties and responsibilities. A portion of annual cash bonuses are linked to annual Company performance in order to incent and reward such performance and a portion of annual cash bonuses are paid to incent and reward annual individual contributions to Company performance. Stock options are awarded annually to further link annual compensation to annual Company performance, but also to link the compensatory interests of executive officers to the interests of shareholders in the long term success and growth of the Company. Health and welfare benefit programs are provide to executive officers on the same terms and conditions as all other employees and are intended to be competitive within the industry and the local market area. We also provide our executive officers with certain supplemental retirement programs on a basis competitive within the industry.

Illustrated below is our overall mix of pay for direct compensation elements, including our base salaries, annual incentive bonuses, and long-term incentive (i.e., stock option) awards.

Process for Determining Executive Compensation.    The Compensation Committee, management, and the Compensation Committee’s independent compensation consultant, Pearl Meyer & Partners, LLC, participate in the determination of executive compensation programs and practices. The actual roles for each group are thoughtfully developed to align with governance best practices and objectives. Generally, the Compensation Committee is responsible for carrying out the responsibilities of its charter, including (but not limited to) establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

Management’s role in determining executive compensation programs and practices consists of developing proposals regarding program design and administration for the Compensation Committee’s review and approval. Management also is responsible for making compensation recommendations each year, typically in the form of salary adjustments, short-term incentive targets and awards, and long-term incentive grants. For Mr. Quinn, the Compensation Committee, comprised entirely of independent Directors, makes and approves recommendations regarding his pay.

The Compensation Committee also uses outside compensation consultants. A compensation consultant generally reviews, analyzes and provides advice about the Company’s executive compensation programs in relation to the objectives of those programs, including comparisons to designated peer group companies and comparisons to “best practices,” along with information and advice on competitive compensation practices and trends, and specific views on the Company’s compensation programs. For 2010, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC. Pearl Meyer provides no other consulting or other services on behalf of the Company.

Benchmarking of Compensation Levels.    In making compensation decisions, the Compensation Committee generally reviews competitive market data. In 2010, Pearl Meyer developed a peer group of 19 banks to be used in evaluating the competitiveness of the Company’s current executive compensation program, as well as the appropriateness of any proposed changes. The peer group represented banks that met the following basic criteria:

•	Assets of approximately 0.5x – 2.0x that of the Company

•	Commercial banks

•	Domiciled in the Mid-Atlantic region of the United States

•	Similar business models

These criteria, further refined to reduce the number of comparators, resulted in the following peer group:

•	Metro Bancorp, Inc.

•	Financial Institutions, Inc.

•	Univest Corporation of Pennsylvania

•	Cardinal Financial Corporation

•	Eagle Bancorp, Inc.

•	Arrow Financial Corporation

•	Tower Bancorp, Inc.

•	Peapack-Gladstone Financial Corporation

•	Alliance Financial Corporation

•	First Mariner Bancorp

•	Citizens & Northern Corporation

•	CNB Financial Corporation

•	VIST Financial Corp.

•	Bryn Mawr Bank Corporation

•	Commonwealth Bankshares, Inc.

•	Community Bankers Trust Corporation

•	Center Bancorp, Inc.

•	Royal Bancshares of Pennsylvania, Inc.

•	Shore Bancshares, Inc.

2010 Compensation Decisions.    The Compensation Committee met 6 times in 2010, as well as attended a conference in Chicago relating to industry changes as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act. At its July meeting, the Compensation Committee decided to engage Pearl Meyer to evaluate the Company’s current executive compensation programs and practices. Throughout the year, Pearl Meyer conducted interviews with members of the Compensation Committee and executive management team.

In December the Compensation Committee met to consider executive bonuses for 2010 and executive salaries for 2011. Mr. Quinn made recommendations regarding the compensation of each of the named executive officers other than himself. After presenting his recommendations, Mr. Quinn was excused from the meeting and the Compensation Committee’s members, Messrs. Coy, Ward, and Zullinger, reviewed and considered Mr. Quinn’s recommendations, as well as independently evaluated and considered matters relating to Mr. Quinn’s compensation. The Compensation Committee accepted certain of Mr. Quinn’s recommendations and presented and modified others in accordance with their own evaluations and judgments. The Compensation Committee’s recommendations were then presented to and approved by the independent directors of Orrstown Bank at its December meeting.

Base Salary.    Base salaries for executive officers are determined based upon a comparison of Company performance to competitive market data, as well as evaluations of individual performance and contributions. Using the median as a starting point, Mr. Quinn recommends annual changes in base salaries of executive officers, other than himself, based on his evaluation of past performance, job duties, scope and responsibilities and expected further contributions. In determining the level of base salary, an individual’s personal performance in achieving previously established goals is the most important factor. Following consideration of the information obtained and reviewed, and the recommendations of Mr. Quinn, the members of the Compensation Committee recommended and the Bank’s independent directors approved at its December meeting increasing base salaries in 2011 to $414,027 for Mr. Quinn; $206,013 for Mr. Everly; $209,391 for Mr. Fague; $209,906 for Mr. Embly; and $154,274 for Ms. Brobst. In December 2009 base salaries for 2010 were set to $400,012 for Mr. Quinn, $168,817 for Mr. Everly, $202,800 for Mr. Fague, $203,287 for Mr. Embly and $149,762 for Ms. Brobst.

Cash Bonuses.    As noted above, a portion of annual cash bonuses are linked to annual Company performance and a portion are related to annual individual contributions to Company performance. As a guide for determining the amount of cash bonus to be awarded to an executive officer, the Compensation Committee historically has referred to Orrstown Bank’s Executive Incentive Plan, established in 1998. The purpose of the Plan is to support and promote the pursuit of the Bank’s organizational objectives and financial goals through the payment of annual cash bonuses to executive officers and other key employees based upon the percentage increase in earnings for the year, which is given a 75% weighting, and the percentage increase in funds (deposits and short-term purchased funds) for the year, which is given a 25% weighting. The resulting percentage factors are then added together, resulting in a bonus percentage factor to be applied to an executive’s salary to determine the amount of his or her bonus. For example, a 10% increase in earnings and a 20% increase in funds would result in a 12.5% bonus percentage factor (10% x .75 = 7.5%, 20% x .25 = 5%; 7.5% + 5% = 12.5%). Assuming a base salary of $100,000, the amount of the bonus would be $12,500. In addition, the Compensation Committee and the Board of Directors have further discretion to modify cash bonus amounts calculated pursuant to the Plan to reflect individual performance, contribution and company successes that are not captured in the formula-based calculation. Thus, the amounts reported as bonus in the Summary Compensation Table for 2010 reflect amounts that the members of the Compensation Committee and the independent directors believe appropriately reward individual contributions to total Company performance. 2010 awards were $196,000 for Mr. Quinn, $70,267 for Mr. Everly, $83,776 for Mr. Embly, $71,176 for Mr. Fague and $30,213 for Ms. Brobst. The rationale for increased bonus payouts relative to the formula-based amounts were that the Company outperformed the peer group on many of the key financial and operating measures the Bank reviews, including net income, return on average assets, return on equity and efficiency ratio. The Committee believes that these results were achieved as a result of the efforts of the executive management team.

For 2011 the bonus program is expected to be modified to be driven by performance measured by seven key metrics. These metrics are net income, diluted earnings per share, return on average assets, return on tangible equity, efficiency ratio and the ratios of non-performing assets to total assets and non-performing loans to total loans, which emphasize rates of return, efficiency of operations and asset quality. Three tiers of performance targets will be established and the attainment of higher levels of performance will lead to the creation of a larger bonus pool. In addition to absolute measurement, it is the intent of the Committee to measure results on a relative basis as well, comparing the Company’s results with those of the peer group. The 2011 bonus program has not yet been approved by the Compensation Committee and, therefore, is subject to change.

Stock Options.    On January 27, 2000, the Board of Directors of the Company unanimously approved and adopted the Employee Stock Option Plan of 2000. The Stock Option Plan was ratified by the shareholders at the 2000 Annual Meeting. The purpose of the Stock Option Plan is to promote the long term success of the Company and the creation of shareholder value by providing additional incentives to those officers and key employees who are in a position to contribute to the long term growth and profitability of the Company; assist the Company to attract, retain and motivate key personnel with experience and ability; and link employees receiving stock options directly to shareholder interests through increased stock ownership.

The Compensation Committee, on behalf of the Board of Directors, administers the Stock Option Plan, and determines the number of shares to be covered by each option, the term of the option, the period of time for options to vest after grant, if any, and other terms and limitations applicable to the exercise of the option. All options awarded under the Stock Option Plan are exercisable at an option price equal to the “fair market value” of the Company’s common stock on the date of grant of the option, defined as the closing price for shares of Company common stock reported on the NASDAQ Stock Market on such date. Grants to officers of the Company and other key employees are based on criteria established by the Compensation Committee including past performance, job duties, scope and responsibilities and contributions to overall Company performance.

The Compensation Committee has total discretion over the number of shares covered by option grants. Awards generally are recommended by the Compensation Committee and approved by the Board of Directors in June or July. In July 2010, recommendations were made by the members of the Compensation Committee and approved by the independent directors. The following options for common shares were granted: 6,000 for Mr. Quinn, 4,800 for Mr. Everly, 4,800 for Mr. Embly, 4,800 for Mr. Fague and 2,750 for Ms. Brobst. All grants carry a $21.14 exercise price. The Committee made a conscious decision to spread options deeper into the employee base in 2010, so the grants to executive officers represent a smaller portion of the total grants than in previous years.

For 2011 the Compensation Committee has approved changes to the long-term incentive strategy. It is the Committee’s intent, subject to receiving approval of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan, to offer to executive officers a combination of stock options and restricted stock, both with multi-year vesting. The Committee anticipates that proposed changes to both the annual cash bonus plan and the long-term incentive strategy will provide for greater alignment with the overall executive compensation philosophy and purpose.

401(k) and Profit Sharing Plan.    Orrstown Bank maintains a 401(k) plan for the benefit of eligible employees. The Bank makes annual matching contributions of up to 50 percent of employee contributions under the plan up to 3 percent of an employee’s annual compensation. In addition, the Bank maintains a profit sharing plan covering all employees who have attained age 21, completed one year of service and have worked for 1,000 hours or more during the plan year. Upon becoming eligible to participate in the plan, an employee is fully vested. Contributions to the plan are based on the Company’s performance and are at the discretion of the Bank’s

Board of Directors. Substantially all of the Bank’s employees are covered by the plan. The Bank’s contribution to the plan on behalf of all participants may not be in excess of the maximum amount deductible for tax purposes under Section 404(a) of the Internal Revenue Code of 1986, as amended. In general, this amount cannot be more than 15 percent of compensation otherwise paid during the taxable year to all employees under the profit sharing plan.

Deferred Compensation and Supplemental Benefit Programs.    Orrstown Bank has established salary continuation plans and group term replacement plans for certain of its executive officers. The purposes of these programs are to provide to those executive officers an economic incentive for long term service to the Company and the Bank. The Compensation Committee believes that these programs are competitive with those offered by other banks of similar size on a regional basis.

Orrstown Bank has established salary continuation plans for certain of its executive officers including, without limitation, the named executive officers, in order to provide them with supplemental retirement income. The purpose of the plans is to provide an incentive to such persons to continue in the employ of the bank.

Orrstown Bank also has established an officer group term replacement plan for the benefit of Messrs. Quinn, Everly and Fague. This plan provides participating officers with a life insurance benefit equal to two times current salary with no cap. Under the plan the officer receives the same coverage as he currently receives under the Bank’s group term plan but at less cost to the Bank while the officer is employed. The officer receives continued coverage after retirement for a small annual charge. The post-retirement coverage will approximate two times annual salary (but not exceed the net coverage purchased).

As noted above in connection with director compensation, the Company also has established a non-qualified deferred compensation plan for directors and executive officers, but no executive officer made any deferrals pursuant to that plan in 2010.

Employment Agreements.    On March 1, 2009, the Company entered into an executive Employment Agreement with Mr. Quinn providing for a two year term expiring February 28, 2011. The Company and the Bank entered into Executive Employment Agreements on January 21, 2010, back dated to be effective December 31, 2009, with Messrs. Fague and Embly, providing for two year terms to expire December 31, 2011. The Company and the Bank entered into an Executive Employment Agreement with Mr. Everly providing for a two year term to expire September 30, 2012. Subject to the right of the executive to resign at any time upon ninety days prior notice, the Executive Employment Agreements provide for renewal or extension for successive two year terms by written notice to the Executive by the Company and the Bank not later than one hundred twenty days prior to the expiration of the then current term. In addition to annual base salaries, the Executive Employment Agreements provide that each officer is eligible to receive annual incentive payments and equity incentive awards, and to participate in any retirement plan, deferred compensation plan, welfare benefit plan or other benefit program in which other senior officers of Orrstown Bank are eligible to participate. The Executive Employment Agreements also contain customary nondisclosure, nonsolicitation and mutual nondispargement provisions and restrictive covenants. The purpose of the Executive Employment Agreements is to provide those officers with job security while providing the Company and Orrstown Bank with protections against competition and solicitation of customers and employees if any of the officers would leave the Bank’s employ.

Change in Control Agreements.    The Company and Orrstown Bank entered into Change in Control Agreements with Mr. Quinn in March 2009, and with Messrs. Embly, Fague and Everly in May 2008. The purpose of the Change in Control Agreements is to promote the interests of the Company and Orrstown Bank by mitigating the concerns senior officers may have for job security, authority or compensation in connection with a change in control of the Company or Orrstown Bank, such that the business and strategic decisions such officers may make on behalf of the Company and the Bank may be made independently of such concerns. The Compensation Committee believes that providing Change in Control Agreements to such senior executives is competitive with the practices of its peers. The key terms and conditions of the Change in Control Agreements are described below under “Potential Payments Upon Termination or Change in Control.”

Risk Management.    We do not believe that the Company’s compensation programs and practices present any risks that are reasonably likely to have a material adverse effect on the Company. As demonstrated by the charts above, approximately two-thirds of executive compensation is base salary. Annual incentive compensation is wholly subject to the discretion of the Compensation Committee and the independent directors. Similarly, not only is long-term incentive compensation in the form of stock options also subject to Compensation Committee and independent director discretion, it also reflects a modest portion of total compensation at lesser levels than among the Company’s peers. With respect to those employees whose compensation may involve a variable component such as loan originators and investment counselors who are paid, in significant part, based upon production, we believe the aggregate absolute amount of such compensation is not material to the Company and that the Company’s internal controls further mitigate the risks that otherwise might be incurred as a result of such activities and compensation practices.

Compensation Committee Report

We, the members of the Compensation Committee of the Board of Directors of Orrstown Financial Services, Inc., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company and, based on such review and discussion, have recommended to the Board of Directors of the Company inclusion of the Compensation Discussion and Analysis in this proxy statement and, through incorporation by reference from this proxy statement, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Compensation Committee

Jeffrey W. Coy, Chair

John S. Ward

Joel R. Zullinger

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Executive Compensation Tables

The following table sets forth information as to the compensation paid or accrued by the Company for the year ended December 31, 2010 for services rendered in all capacities by our principal executive officer, principal financial officer and for each and up to three other executive officers who received total compensation in excess of $100,000.

2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($) (See Table Below)	Total ($)
Thomas R. Quinn, Jr.	2010	399,051	196,160	-	34,860	-	194,122	89,775	913,968
President & Chief Executive Officer	2009	302,885	75,160	-	-	-	14,490	27,299	419,834

Bradley S. Everly,	2010	180,204	70,267	-	27,888	-	49,266	33,262	360,887
Executive Vice President & Chief Financial Officer	2009	158,346	33,660	-	11,336	-	32,055	29,158	264,555
	2008	146,000	15,000	-	12,570	-	21,579	26,812	221,961

Jeffrey W. Embly,	2010	202,969	83,726	-	27,888	-	11,824	36,942	363,349
Executive Vice President & Chief Credit Officer	2009	188,077	40,226	-	13,224	-	11,824	34,157	287,508
	2008	165,000	30,000	-	12,570	-	11,824	29,959	249,353

Philip E. Fague,	2010	202,500	71,160	-	27,888	-	19,204	36,948	357,700
Executive Vice President & Chief Mortgage, Consumer and Investment Officer	2009	188,077	35,160	-	13,224	-	19,204	34,332	289,997
	2008	165,000	30,000	-	12,570	-	19,204	30,067	256,841

Barbara E. Brobst,	2010	149,594	30,213	-	15,978	-	19,844	26,928	242,557
Senior Vice President & Senior Trust Officer	2009	140,762	25,213	-	9,280	-	19,844	25,337	220,436
	2008	127,000	18,000	-	8,642	-	19,844	23,038	196,524

(1)	Option awards are valued based on the Black-Scholes model, used by the Company for financial reporting purposes pursuant to FASB ASC Topic 718. There is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. Please see the 2010 Grants of Plan-Based Awards Table below for more information regarding the option grants we made in 2010, the 2010 Outstanding Equity Awards Table below for more information regarding options outstanding at December 31, 2010, and the 2010 Option Exercises and Stock Vested Table below for more information regarding total option exercises during 2010. The assumptions used in determining the Black-Scholes value are set forth in the 2010 Grant of Plan Based Annuals Table below.
(2)	Based on an October 1 to September 30 plan year under executive officer Salary Continuation Agreements.

As indicated in the 2010 Summary Compensation Table, salary is the single most significant component of executive compensation, comprising approximately one-half or more of total compensation paid to an executive officer.

The compensation represented by the amounts for 2010 set forth in the All Other Compensation Column are detailed in the following table.

2010 All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Thomas R. Quinn, Jr.	2010	47,804	608	41,363	89,775
	2009	27,299	-	-	27,299

Bradley S. Everly	2010	-	825	32,437	33,262
	2009	-	656	28,502	29,158
	2008	-	532	26,280	26,812

Jeffrey W. Embly	2010	-	408	36,534	36,942
	2009	-	303	33,854	34,157
	2008	-	259	29,700	29,959

Philip E. Fague	2010	-	438	36,510	36,948
	2009	-	441	33,891	34,332
	2008	-	339	29,728	30,067

Barbara E. Brobst	2010	-	-	26,928	26,928
	2009	-	-	25,337	25,337
	2008	-	178	22,860	23,038

Except as to Mr. Quinn in 2009 and 2010, the total value of perquisites and personal benefits for a named executive officer is less than $10,000. In 2010 for Mr. Quinn, perquisites and personal benefits consisted of country club dues, automobile allowance and $39,916 in relocation allowance.

The reported insurance premiums are the premiums paid by the Bank in connection with the officer group term replacement plans for the named executive officers described above in the Compensation Discussion and Analysis.

The Company fully funded its contribution to the profit sharing plan in each of the years indicated at 15 percent of compensation otherwise paid to all employees under the plan.

2010 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($ / Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Thomas R. Quinn, Jr.	07/21/10	6,000	21.14	34,860

Bradley S. Everly	07/21/10	4,800	21.14	27,888

Jeffrey W. Embly	07/21/10	4,800	21.14	27,888

Philip E. Fague	07/21/10	4,800	21.14	27,888

Barbara E. Brobst	07/21/10	2,750	21.14	15,978

(1)	The awarded stock options were fully vested and immediately exercisable on the grant date. The options have a term of 10 years and will expire July 30, 2020, if not sooner exercised. The options may be exercised upon full payment of the exercise price in cash, by the surrender of certificates representing shares which already have been owned by the executive officer for more than 6 months and valued at their fair market value as defined by the Plan, or in a combination of stock and cash. Options may not be exercised for less than 100 shares unless the total number of shares then available for exercise under the award is less than 100.
(2)	The exercise price is equal to the “fair market value” of Company common stock as of the grant date, defined by the Company’s Employee Stock Option Plan of 2000 as the closing price for shares of the Company’s common stock reported on the NASDAQ Stock Market on the relevant date.
(3)	Option awards are valued based on the Black-Scholes model, used by the Company for financial reporting purposes pursuant to FASB ASC Topic 718. There is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The actual value, if any, an executive officer will realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. In determining the Black-Scholes value, the following assumptions were used for the options awarded in 2010: (i) stock price volatility represents the standard deviation in stock prices for Company common stock during the 12 month period prior to grant of the option (45.46% as of July 30, 2010) (ii) dividend yield represents the cumulative dividends per share for the 12 month period prior to grant of the option, divided by the average monthly price of Company common stock over the same period (4.16% as of July 30, 2010) (iii) the risk-free rate of return represents the average monthly yield on US Treasury Notes maturing within 5 years after the date of grant (1.66% as of July 30, 2010) and (iv) an expected time of exercise of five years.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas R. Quinn, Jr.	6,000	21.14	7/21/2020

Bradley S. Everly	4,800	21.14	7/21/2020
	1,200	36.95	7/30/2019
	2,560	30.01	7/15/2018
	3,200	32.02	7/09/2017
	3,150	36.11	6/22/2016
	4,725	40.14	6/23/2015
	4,410	36.92	6/24/2014
	3,307	24.72	6/26/2013
	2,892	19.00	6/27/2012
	2,429	16.50	6/28/2011

Jeffrey W. Embly	4,800	21.14	7/21/2020
	1,425	36.95	7/30/2019
	2,560	30.01	7/15/2018
	3,200	32.02	7/09/2017
	3,150	36.11	6/22/2016
	4,725	40.14	6/23/2015
	4,410	36.92	6/24/2014
	4,410	24.72	6/26/2013
	4,630	19.00	6/27/2012
	4,861	16.50	6/28/2011

Philip E. Fague	4,800	21.14	7/21/2020
	1,425	36.95	7/30/2019
	2,560	30.01	7/15/2018
	3,200	32.02	7/09/2017
	3,150	36.11	6/22/2016
	4,725	40.14	6/23/2015
	4,961	36.92	6/24/2014
	4,961	24,72	6/26/2013
	5,208	19.00	6/27/2012
	4,861	16.50	6/28/2011

Barbara E. Brobst	2,750	21.14	7/21/2020
	1,000	36.95	7/30/2019
	1,760	30.01	7/15/2018
	2,200	32.02	7/09/2017
	2,100	36.11	6/22/2016
	3,150	40.14	6/23/2015
	2,756	36.92	6/24/2014
	2,756	24.72	6/26/2013
	2,892	19.00	6/27/2012
	2,429	16.50	6/28/2011

2010 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas R. Quinn, Jr.	-	-	-	-
Bradley S. Everly	4,261	52,002	-	-
Jeffrey W. Embly	-	-	-	-
Philip E. Fague	1,239	12,401	-	-
Barbara E. Brobst	1,214	13,438	-	-

2010 PENSION BENEFITS TABLE

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Thomas R. Quinn, Jr.	Salary Continuation Agreement	195,171	-

Bradley S. Everly	Salary Continuation Agreement	432,975	-

Jeffrey W. Embly	Salary Continuation Agreement	60,935	-

Philip E. Fague	Salary Continuation Agreement	148,535	-

Barbra E. Brobst	Salary Continuation Agreement	102,267	-

A description of the Salary Continuation Agreement appears below under “Potential Payments Upon Termination or Change in Control”.

Potential Payments Upon Termination or Change in Control

Salary Continuation Agreements.    Orrstown Bank has entered into Salary Continuation Agreements with certain of its executive officers including, without limitation, the executive officers named in the Summary Compensation Table. The Agreements provide each executive officer with certain specified benefits upon a separation from service as a result of normal retirement, early termination, disability, death or a change in control.

Benefits are payable in monthly installments over a 15 year period beginning within 60 days following the executive officer’s separation from service upon or after the executive reaching normal retirement age, within 60 days following the executive officer reaching normal retirement age in the cases of early termination and change in control or within 60 days after separation from service in the case of disability.

Under the Agreements the amount of the normal retirement benefit when combined with Social Security and amounts available under the Bank’s 401(k) and profit sharing plans is intended to provide the executive officer with retirement income equal in amount to 70 percent of final annual salary.

The Salary Continuation Agreement with Mr. Quinn provides for an annual normal retirement benefit of $400,000 at age 65; with Mr. Everly $62,000 at age 62; with Mr. Fague, $73,000 at age 65; with Mr. Embly, $90,000 at age 65; and with Ms. Brobst, $60,000 at age 65.

In the event of an early termination separation from service or a separation from service due to disability prior to normal retirement age, the amount of the benefit under the plan will be actuarily reduced from the normal retirement benefit. In the event of a change in control, the amount of the benefit will be the amount of the normal retirement benefit.

In the event an executive officer dies while in active service, the officer’s beneficiary will be entitled to receive the normal retirement benefit payable in monthly installments over a 15 year period commencing within 60 days after receipt by the Bank of the officer’s death certificate. In the event an executive officer dies after benefit distributions have commenced, the Bank will continue to distribute the remaining benefits to the officer’s beneficiary at the same time and in the same amounts as would have been distributed to the executive officer had he or she survived.

Benefits under the Agreements will be forfeited by an executive officer who is terminated for cause, or if the executive officer commits suicide within 2 years after the effective date of the Agreement, or if an insurance company which issued a life insurance policy covering the executive officer and owned by the Bank denies coverage because of misstatements of fact made by the executive officer on an application for life insurance, or if the executive officer is subject to a final removal or prohibition order issued by a federal banking agency pursuant to the Federal Deposit Insurance Act, or the executive officer becomes interested as a sole proprietor, partner, substantial shareholder, officer, director, or employee in a competitor of the Bank within a 50 mile radius of the Bank’s headquarters in Shippensburg, Pennsylvania.

Change in Control Agreements.    The Company and the Bank entered into Change in Control Agreements with Mr. Quinn in March 2009, and with Messrs. Everly, Fague and Embly in May 2008. The terms and conditions of the Change in Control Agreements are substantially the same for each executive, except for the respective amounts of the cash compensation and the terms for which the Company and the Bank will continue to provide the executives with health and welfare benefits. The Change in Control Agreements provide that the Company and the Bank are to pay to the executives the specified amounts of cash compensation and provide the specified health and welfare benefits in the event that an executive’s employment is terminated by the Company or Bank without good cause or by the executive for good reason within two (2) years after the occurrence of a change in control.

The Change in Control Agreements define “change in control” as: (a) a merger, consolidation or division of the Company or the Bank, the sale of substantially all of the assets of the Company or the Bank, or the purchase by the Company or Bank of substantially all of the assets of another entity unless (i) the transaction is approved in advance by 80% of the disinterested directors of the Company, and (ii) a majority of the Board of Directors of the resulting entity after the transaction are former members of the Board of Directors of the Company; (b) any person becomes the beneficial owner of 20% or more of the Company’s common stock; (c) during any consecutive two (2) year period more than 50% of the Board of Directors of the Company at the beginning of the period cease to be directors unless the election of each new director was approved in advance by two thirds of the directors at the beginning of the period; or (d) any other change in control of the Company or the Bank similar in effect as determined by the Board of Directors.

The Company and the Bank will have “good cause” to terminate an executive’s employment if the executive (a) commits gross malfeasance in office constituting dishonesty or commits a crime involving fraud, misappropriation, embezzlement or dishonesty; or (b) willfully breaches a fiduciary duty owed to the Company or the Bank.

The executive will have “good reason” to terminate his employment if the Company or the Bank (a) reduces the executive’s responsibility or authority; (b) assigns to the executive duties inconsistent with his office; (c) materially changes the location of the executive’s primary office; (d) reduces the executive’s annual base salary; or (e) any other action or inaction which constitutes a material breach of the executive’s Executive Employment Agreement; in all cases after notice to the Company or Bank and the failure of the Company or the Bank to cure the situation after such notice.

The Change in Control Agreements provide that upon a termination pursuant to a change in control, the Company and Bank are obligated to pay to the executive cash compensation in an amount equal to a specified multiple of (1) annual base salary, plus (2) cash bonus and other annual incentive cash compensation for the calendar year immediately before the calendar year in which the termination of employment occurs. For Mr. Quinn the multiple is 2.99 times; for Messrs. Fague and Embly the multiple is 2 times; and for Mr. Everly the multiple is 1.5 times. Payment of this cash compensation is to be made in a single lump sum within twenty (20) days after the termination of employment.

The Change in Control Agreements further provide that upon a termination pursuant to a change in control, the Company and the Bank are obligated to provide to the executive for a specified term the life, disability, medical/health insurance and other health and welfare benefits in effect with respect to the executive immediately prior to the termination pursuant to the change in control. For Mr. Quinn the term is three years; for Messrs. Fague and Embly the term is two years; and for Mr. Everly the term is one and one-half years. The executive, however, will continue to be responsible for the costs of such benefits to the same extent as other similarly situated active employees of the Bank and the executive’s spouse and/or eligible dependants will continue to be covered on the same terms that they were covered prior to the termination of employment.

The Change in Control Agreements also provide that in the event the total payments and benefits to be made and provided thereunder, together with any other payments and benefits which the executive has the right to receive from the Company and the Bank upon a termination pursuant to a change in control, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the executive will be entitled to an additional “excise tax adjustment payment” in an amount such that, after the payment of all federal and state income and excise taxes, the executive will be in the same after-tax position as if no excise tax had been imposed.

The following table summarizes potential change in control benefits for each of the named executive officers. For the purposes of this table we assumed a change in control of the Company and a termination of employment by the surviving company without cause (or a resignation by the executive for good reason), and that both events occurred on December 31, 2010.

Name	Cash Benefit Under Change in Control Agreement ($)	Cash Benefit Under Salary Continuation Agreement ($)(1)	General Health and Welfare Benefits(2)	Total Benefits ($)(3)
Thomas R. Quinn, Jr.	1,420,289	195,171	46,713	1,662,173

Bradley S. Everly	350,250	432,975	23,435	806,660

Jeffrey W. Embly	486,576	60,935	32,650	580,161

Philip E. Fague	475,600	148,535	2,692	626,827

Barbara E. Brobst	-	102,267	-	102,267

(1)	Present value of accumulated benefit under Salary Continuation Agreement. Benefit payable over a 15 year period upon executive officer reaching normal retirement age specified in the executive officer’s respective agreement.
(2)	Value of benefits based upon assumptions used for financial reporting purposes under generally accepted accounting principles.
(3)	Does not include amount of additional “excise tax adjustment payment,” if applicable.

PROPOSAL 2 – SAY-ON-PAY

A non-binding advisory vote to approve the compensation paid to our named executive officers.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to hold a shareholder vote to approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules and regulations. This vote is commonly referred to as the “Say-On-Pay” vote. As required by the Dodd-Frank Act, the vote sought by this proposal is advisory and is non-binding on the Board of Directors. The Compensation Committee of the Board of Directors, however, values the opinions expressed by our shareholders and will carefully consider the outcome of the vote in connection with future compensation decisions for our named executive officers.

The Compensation Committee of the Board of Directors believes that our executive compensation program achieves our intended objective to provide fair, reasonable and appropriate levels of compensation and benefits in order to recruit, motivate, reward and retain qualified executive officers and generate long term value for the Company’s shareholders. Accordingly, we ask our shareholders to vote FOR approval of the compensation paid to our named executive officers as disclosed in the this proxy statement.

The Board of Directors believes the following key aspects of our executive compensation program support our recommendation to vote FOR approval of the compensation paid to our named executive officers:

•

Fair, Reasonable and Appropriate Levels of Compensation. A recent study conducted by the Compensation Committee’s independent consultant found that overall cash compensation levels for our named executive officers were in line with the competitive market median and long-term incentive awards were within a competitive range of the market, albeit on the lower end. Furthermore, the Company provides limited benefits and perquisites to our executives.

•

Pay and Performance Alignment. 2010 was an exceptional year for the Company and our executive compensation levels reflect that performance. The Compensation Committee believes that increases in salaries, incentive bonus payouts and stock option awards were made in a responsible manner, consistent with our performance in relation to our operating plan and the performance of our peers.

•

Risk Mitigation. We strive to have a risk appropriate compensation program. We believe that our mix of pay, which is balanced, and our incentive arrangements, which are not highly leveraged, promote a risk appropriate environment for compensating our executives.

•

Revised Long-term Incentive Strategy. We recently approved changes to our long-term incentive strategy for executives. For 2011, contingent upon shareholder approval of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan, we anticipate shifting our strategy of granting immediately vested stock options to a balanced mix of stock options and restricted stock, both of which will have multi-year vesting criteria. These changes reflect the Compensation Committee’s desire to increase the emphasis of our executive compensation program on achieving long-term performance, as well as to bolster the retentive effects of our stock-based compensation awards.

•

Expert Advice from an Independent Consultant. The Compensation Committee of the Board of Directors engaged an independent executive compensation advisor, Pearl Meyer & Partners LLC, in 2010. Pearl Meyer & Partners reports directly to the Compensation Committee and provides no other services to the Company. The Compensation Committee retains full authority in the relationship with Pearl Meyer & Partners.

Additional details on our executive compensation programs and practices are set forth in the Compensation Discussion & Analysis section of this proxy statement, as well as the Summary Compensation Table and supporting tabular and narrative disclosures.

The affirmative vote of a majority of the votes cast at the annual meeting is necessary for the approval of the compensation paid to our named executive officers as described in this proxy statement.

The Board of Directors recommends that you vote FOR approval of the compensation paid to our named executive officers as disclosed in this proxy statement.

PROPOSAL 3 – SAY-ON FREQUENCY

A non-binding advisory vote on the frequency of the advisory vote on the executive compensation paid to our named executive officers.

The Dodd-Frank Act also requires us to include, at least once every six years, a non-binding advisory vote regarding how often the non-binding advisory vote on executive compensation, commonly referred to as the “Say-On-Pay” vote, is to be presented to shareholders. This vote on the frequency of “Say-On-Pay” is commonly referred to as the “Say-On-Frequency” vote. Our shareholders may choose from four options: (1) an annual vote, (2) a vote every two years (biennial), (3) a vote every three years (triennial), or (4) abstain from voting on this proposal.

The Board of Directors believes that ANNUAL Say-On-Pay voting is most appropriate for the Company because it:

•	Provides the highest level of accountability to shareholders.

•	Fosters more frequent communications with shareholders.

•	Reflects our desire to hold ourselves to the highest standards of corporate governance.

•	Allows our Board of Directors to obtain more contemporaneous shareholder feedback on our executive compensation programs.

•	Allows us to be more responsive to shareholder concerns regarding our executive compensation programs.

The option of holding the Say-On-Pay vote annually, every two years, or every three years, that receives the highest number of votes cast will be the frequency for holding the Say-On-Pay vote on executive compensation that will have been approved by shareholders. Because this vote is advisory and non-binding on the Board of Directors, the Board of Directors, in its discretion, may determine that it is in the best interests of the Company to hold the Say-On-Pay vote on executive compensation more or less frequently than the option approved by the shareholders.

The Board of Directors recommends that you vote in favor of an ANNUAL Say-On-Pay vote on the executive compensation paid to our named executive officers.

PROPOSAL 4 – APPROVAL OF THE 2011 STOCK INCENTIVE PLAN

The Board of Directors recommends approval of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan (the “2011 Plan”). The Board of Directors, in reliance upon the recommendation of the Compensation Committee, unanimously approved the adoption of the 2011 Plan and the reservation of 381,920 shares for issuance under the 2011 Plan. If approved by the shareholders, the 2011 Plan shall be effective as of the date of approval. The Board of Directors believes that stock-based incentives are a key component to compensation arrangements for our executive officers, non-employee Directors and other key employees.

In addition, the Company also sponsors the Orrstown Financial Services, Inc. Non-Employee Director Stock Option Plan of 2000, as well as the Orrstown Financial Services, Inc. Employee Stock Option Plan of 2000 (the “2000 Plans”). As of March 1, 2011, 81,920 shares of Company common stock remain available for grant as stock options under the 2000 Plans. If the 2011 Plan is approved by stockholders, the 2000 Plans will be terminated and no further options will be granted under the 2000 Plans. Any remaining options available for grant under the 2000 Plans will be transferred and made available for grant under the 2011 Plan. As of March 1, 2011 a total of 373,735 options were outstanding in the 2000 Plans with a weighted average exercise price of $29.07 and a weighted average remaining term of 5.0 years.

The following is a summary of the key provisions of the 2011 Plan. This summary is qualified by reference to the full text of the 2011 Plan attached to this proxy statement as Annex A.

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Purpose. The principle purposes of the 2011 Plan are to: (a) further align the interests of the Company’s shareholders with those of participants in the 2011 Plan, (b) enhance the Company’s ability to attract, retain and motivate persons who may be expected to make important contributions to the Company, (c) promote the alignment of pay with performance through the granting of stock-based incentives, and (d) facilitating an ownership culture in which participants in the 2011 Plan have the opportunity to participate in the value created by the Company.

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Administration. The 2011 Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of either the Board of Directors of the Company or two or more non-employee directors appointed by the Board, all of whom (unless the Board determines otherwise) shall be “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations. The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the 2011 Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) accelerate the vesting of any Grants and reduce or waive any restrictions on the exercise or vesting of any Grants, and (v) deal with any other matters arising under the 2011 Plan.

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Grants. Incentives under the 2011 Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock units and performance shares. All Grants shall be subject to the terms and conditions set forth in the 2011 Plan and to those other terms and conditions consistent with the 2011 Plan as the Committee deems appropriate.

•

Shares Subject to the 2011 Plan. The aggregate number of shares of the common stock of the Company that may be issued or transferred under the 2011 Plan is 381,920 shares, subject to certain anti-dilution adjustments as defined in the 2011 Plan. The maximum aggregate number of shares of Common Stock that shall be subject to Grants made under the 2011 Plan to any one individual during any calendar year shall be 50,000. The shares may be authorized but unissued shares of Company common stock or treasury shares, including shares purchased by the Company on the open market for purposes of the 2011 Plan. If and to the extent Grants under the 2011 Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without shares of Company common stock being delivered pursuant thereto, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants, including forfeited shares, shall again be available for purposes of the 2011 Plan.

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Eligibility for Participation. All employees of the Company and its present or future subsidiaries, including employees who are officers or members of the Board, shall be eligible to participate in the Plan. In addition, members of the Board of Directors of the Company or members of the Board of Directors of any subsidiary of the Company, who are not employees of the Company or any of its subsidiaries are also eligible to participate in the Plan and may receive grants in the discretion of the Committee; provided, however, that only employees shall be eligible to receive Incentive Stock Options. The Committee shall select the individuals to receive Grants and determine the number of shares of Common Stock subject to a particular Grant in such manner as the Committee determines.

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Stock Options. The Committee may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”), or options which are not intended to so qualify (“Nonqualified Stock Options”), or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the “Stock Options”), all in accordance with the terms and conditions of the 2011 Plan.

•

The purchase price of Common Stock subject to a Stock Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date such Stock Option is granted.

•	The Committee shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.

•	The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, as specified in the Grant Instrument.

•

Stock Options shall become exercisable in accordance with terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate, in whole or in part, the exercise of any or all outstanding Stock Options at any time for any reason.

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Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option.

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Except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee or a Non-Employee Director: (i) the Grantee’s death or Disability, or (ii) the occurrence of a Change of Control or Ownership.

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In the event of a Grantee’s termination of employment or service for any reason other than death, Disability or Retirement or following a Change of Control or Ownership, both Incentive and Nonqualified Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for a period of three (3) months following termination or for such other period as the Committee shall establish in its sole discretion.

•

If the Grantee’s termination of employment or service is due to death, Disability or Retirement or following a Change of Control or Ownership, all Nonqualified Stock Options held by the Grantee shall vest and become immediately exercisable upon such event and shall be thereafter exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such event, provided that in no circumstance shall the period extend beyond the expiration of the term set forth in the Grant Instrument.

•

If the Grantee’s termination of employment is due to death, Disability or Retirement or following a Change of Control or Ownership, all Incentive Stock Options held by such Grantee shall vest and become immediately exercisable and thereafter may be exercised by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of termination of employment, provided that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three (3) months following the date of Grantee’s Retirement or termination of employment following a Change of Control or Ownership; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one (1) year following termination of employment due to Disability; and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of a deceased Grantee, the Grantee’s death must have occurred while employed or within three (3) months of termination of employment. In no event, however, may any Incentive Stock Option be exercised beyond the expiration of the Option term set forth in the Grant Instrument.

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Without prior approval of the shareholders, the Company may not cancel a previously granted Stock Option in exchange for cash or a replacement grant with a lower (or no) exercise price; provide for any automatic grant of a new Stock Option upon a Grantee’s exercise of any Stock Option; or amend a Stock Option to lower the exercise price (except in connection with anti-dilution adjustments) or take any other action that could constitute a repricing.

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Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) to any Grantee (i) independently, or (ii) in tandem with any Stock Option for all or a portion of the applicable Stock Option. Tandem SARs may be granted either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the Grant of such Incentive Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (iii) the Fair Market Value of a share of Common Stock as of the date of grant of such SAR.

•	No SAR shall be exercisable more than 10 years after the date of its grant.

•

A SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Committee shall specify in the Grant Instrument. Unless the Committee provides otherwise in the Grant Instrument, the provisions of Article 5 applicable to Nonqualified Stock Options including, without limitation, those related to exercise upon termination of employment or service, shall be applicable to non-tandem SARs; provided, however, that all such SARs shall become immediately exercisable upon the occurrence of a Change of Control or Ownership of the Company.

•

A SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by the related Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Common Stock.

•

Upon a Grantee’s exercise of some or all of the Grantee’s SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR and the Fair Market Value of the underlying Common Stock on the date of exercise of such SAR.

•

Restricted Stock. The Committee may issue or transfer shares of Common Stock to an eligible participant under a grant of restricted stock (a “Restricted Stock”), upon such terms as the Committee deems appropriate. The following provisions are applicable to Grants of Restricted Stock:

•

Restricted Stock may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions, if any, on the transfer of shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

•

If the Grantee ceases to be employed by the Company or, in the case of a Non-Employee Director, to serve or be engaged as such, during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Grant of Restricted Stock shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Restricted Stock must be immediately returned to the Company. The Committee may, however, in its sole discretion, provide for complete or partial exceptions to this requirement as it deems appropriate, including, without limitation, upon death, Disability or Retirement.

•

During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee.

•

During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock and dividend equivalent shares all accrue on the shares of Restricted Stock, as well as on any dividend equivalent shares so accrued. Dividend equivalent shares represent the right to receive additional shares of Common Stock or the payment in cash of the Fair Market Value thereof, on the date when all of the restrictions shall have lapsed on the Restricted Stock to which such dividend equivalent shares were accrued.

•

The Committee may determine, as to any or all Restricted Stock, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control or Ownership of the Company.

•

Deferred Stock Units. The Committee may grant to a participant the right to receive shares of Common Stock to be delivered in the future, or a cash payment equal to the Fair Market Value of one or more shares of Common Stock as of a date in the future (a “Deferred Stock Unit”).

•

Delivery of the Common Stock, or payment of the applicable cash amount, pursuant to a Deferred Stock Unit will take place at such time or times, and on such terms and conditions, as the Committee may determine.

•	The Committee may provide at the time of the grant of a Deferred Stock Unit that the stock to be delivered will be Restricted Stock.

•

The Committee may at any time accelerate the time at which delivery of all or any part of the Common Stock or payment of the applicable cash amount will take place; provided, however, that unless otherwise provided by the Committee at the time of grant, the time of delivery of the Common Stock or payment of the applicable cash amount will automatically accelerate to the date of a Change of Control or Ownership of the Company.

•

During any deferral period, the Grantee will not have any voting rights as a shareholder with respect to shares of Common Stock underlying Deferred Stock Units, but dividend equivalent shares will accrue on such shares.

•

Performance Shares. The Committee may grant Performance Shares to such participants as it may select in its sole discretion, on such terms and conditions as the Committee shall determine. Performance Shares represent the right to receive a share of Common Stock, or payment of the Fair Market Value of a share of Common Stock, at the discretion of the Committee, upon the attainment of specified Performance Goals.

•

The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares that will be delivered to the Recipient at the end of the Performance Period. The Performance Goals shall be set at threshold, target and maximum performance levels, with the number of Performance Shares to be delivered tied to the degree of attainment of the various performance levels under the various Performance Goals during the Performance Period. No payment shall be made with respect to a Performance Share if the threshold performance level is not attained.

•

“Performance Period” means that period established by the Committee during which the attainment of Performance Goals specified by the Company with respect to a Grant of Performance Shares is to be measured. A Performance Period may be a 12-month period or a longer or shorter period.

•

“Performance Measures” means one or more of the following criteria, on which Performance Goals may be based, each a “Performance Measure”: (a) return on equity, (b) return on assets, (c) revenues, (d) net income, (e) earnings per share, (f) net operating profit, (g) non-interest income growth, (h) economic profit, (i) loan growth, (j) deposit growth, (k) stockholder value added or economic value added, (l) stock price or total stockholder return, (m) return on investment, (n) non-interest income to total revenue ratio, (o) net interest margin, (p) net charge-off ratio, (q) reserve coverage of non-performing loans, (r) market share, (s) productivity ratios, (t) regulatory compliance, (u) satisfactory internal or external audits, (v) capital and expense management, (w) achievement of risk management objectives, (x) efficiency ratio, (y) the ratio of non-performing assets to total assets, and (z) the ratio of non-performing loans to total loans. Performance Measures may be applied on a pre-tax or post-tax basis, and be based upon the performance of the Company, of any subsidiary, or a division or unit thereof, or of an individual Grantee or groups of Grantees. Performance Measures may be applied on an absolute basis or in relation to a peer comparison group or index. The Committee may, at time of grant, in the case of a Grant intended to be a Qualified Performance Based Award and in the case of other Grants, at any time, provide that the Performance Goals for such Grant may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual nonrecurring gain or loss.

•

The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.

•

The Committee shall have the discretion and authority to make adjustments to any Grant of Performance Shares in circumstances where, during the Performance Period: (a) a Grantee leaves the Company or any subsidiary and is subsequently rehired; (b) a Grantee transfers between positions with different Performance Goals; (c) a Grantee transfers to a position not eligible to participate in the Grant; (d) a Grantee becomes eligible, or ceases to be eligible, for another incentive offered by the Company or any subsidiary; (e) a Grantee is on a leave of absence; and (f) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of this Plan, provided, however, that the Company shall not be authorized to increase the amount of any Grant of Performance Shares to a Covered Employee that would otherwise be payable if the amount was intended to be a Qualified Performance Based Award.

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At the time of a Grant of Performance Shares (or at such earlier or later time as the Committee determines to be appropriate in light of Code Section 409A) the Committee may permit the Grantee to elect to defer delivery of the shares of Common Stock underlying the Performance Shares, or payment of cash with respect to such Performance Shares, in accordance with such rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A.

•

The Grantee of any Performance Shares shall not have any beneficial ownership in any Performance Shares subject to such Grant or any shares of Common Stock underlying such Performance Shares unless and until such shares are reflected as issued and outstanding on the Company’s stock ledger and, until such time, may not sell, assign, transfer, pledge or otherwise dispose of Performance Shares or any shares underlying Performance Shares.

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A Grantee of a Grant of Performance Shares is not entitled to any rights as a holder of shares of Common Stock underlying Performance Shares (e.g. voting rights and dividend rights), prior to the receipt of such shares pursuant to the Plan. No dividend equivalent shares will be accrued with respect to Performance Shares.

•

Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any “full-value” award (generally defined as an award, other than an Option or SAR, that is valued on the basis of Company Common Stock) granted under the Plan to an employee will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregoing cash compensation. The Committee, however, may permit acceleration of vesting of such awards in the event of the Grantee’s death, Disability or Retirement, or upon a Change of Control or Ownership.

•	Transferability of Grants

•

During a Grantee’s lifetime, only the Grantee may exercise rights under a Grant and Grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, in its sole discretion.

•

When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. A successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

•	Change of Control of the Company. As used herein, a “Change of Control or Ownership” shall be deemed to have occurred if:

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Any one person, or more than one person acting as a group (as determined under 26 CFR 1.409A-3(i))5)(v)(B)) requires ownership of Common Stock that, taken together with stock held by such person or group, constitutes more than 50% of the total voting power or total Fair Market Value of Common Stock then outstanding.

•

Any one person, or more than one person acting as a group (as determined under 26 CFR 1.409A-3(i)(5)(V)(B)), acquires (or has acquired during the twelve-month period ending on the most recent acquisition by such person or group) ownership of Common Stock possessing 30% or more of the total voting power of Common Stock, or a majority of the Company’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of election.

•

Any one person, or more than one person acting as a group (as determined under 26 CFR 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Company immediately prior to such acquisition or acquisitions.

•

Business Combination Transaction. Any agreement to which the Company or any of its subsidiaries is a party which provides for any merger, consolidation, share exchange, or similar transaction of the Company with or into another corporation or other association whereby the Company is not to be the surviving or parent corporation shall provide, without limitation, for the assumption of any outstanding Grants by the surviving corporation or association or its parent and all outstanding Grants shall be subject to such agreement. In any case where Grants are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the purchase or exercise price(s) shall be made.

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Amendment and Termination of the 2011 Plan. The Board of Directors may amend, suspend or terminate the 2011 Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board of Directors deems advisable for any reason. The 2011 Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board of Directors or unless extended by the Board of Directors with the approval of the shareholders.

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Funding of the 2011 Plan. The 2011 Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the 2011 Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

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Rights of Participants. Nothing in the 2011 Plan shall entitle any Grantee or other person to any claim or right to receive a Grant under the 2011 Plan. Neither the 2011 Plan nor any action taken thereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any subsidiary of the Company or any other employment or retention rights.

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Withholding of Taxes. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Common Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option. The Committee is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of Common Stock to which the Grantee would otherwise be entitled pursuant to a Grant or by the Grantee’s delivery of previously owned shares of Common Stock or other property.

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Requirements for Issuance of Shares. The obligations of the Company to offer, sell, issue, deliver or transfer Common Stock under the 2011 Plan shall be subject to all applicable laws, regulations, rules and approvals. The Company’s obligation to offer, sell, issue, deliver or transfer its shares under the 2011 Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Company receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

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The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions.

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No fractional shares of Common Stock shall be issued or delivered pursuant to the 2011 Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

•	Forfeiture

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If the Committee finds, after consideration of the facts presented on behalf of the Company and the involved Grantee, that the Grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the Grantee’s employment by or service with the Company or any subsidiary, or that the Grantee has disclosed trade secrets of the Company or its affiliates, or that the Grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Company or any subsidiary in any significant manner, in the discretion of the Committee, then the Grantee shall forfeit all rights under and to all unexercised Grants, and under and to all Grants to the Grantee with respect to which the Company has not yet delivered payment or certificates for shares of Common Stock (as the case may be), all of which Grants and rights shall be automatically canceled. Such forfeiture shall not apply to any Incentive Stock Option to the extent the forfeiture would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of the Code.

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The decision of the Committee as to the cause of the Grantee’s discharge from employment with the Company and any subsidiary shall be final for purposes of the Plan, but shall not affect the finality of the Grantee’s discharge by the Company of subsidiary for any other purposes.

•	Miscellaneous

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The Committee may make a Grant to an employee of another corporation who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the 2011 Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the Substitute Stock Incentives.

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With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the 2011 Plan and all transactions under the 2011 Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee, as it deems advisable, may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

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A Grantee or successor Grantee shall have no rights as a shareholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor Grantee on the stock transfer records of the Company.

•

The validity, construction, interpretation and effect of the 2011 Plan and Grant Instruments issued under the 2011 Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

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For purposes of the 2011 Plan: (i) the term “Company” shall include the Company’s subsidiaries; (ii) the term “Disability” or “Disabled” shall mean any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Company, if such individual were covered by that plan, or, if no such plan exists, as determined in good faith by the Committee; and (iii) “Retirement” or “Retired” shall mean a termination of employment which constitutes a “retirement”, whether normal or otherwise, under any applicable qualified retirement plan maintained by the Company, or, if no such plan is applicable, which would constitute “retirement”, as determined by the Committee, in its sole discretion, or, in the case of a Non-Employee Director, the Grantee ceases to be such after attaining the age of 65 or such other age as shall be established by the Committee.

•

Grants under the 2011 Plan are intended to be exempt from the definition of “nonqualified deferred compensation” within the meaning of Code Section 409A. To the extent any Grant or payment under the Plan constitutes “nonqualified deferred compensation,” then the Plan and the Grant are intended to comply with Code Section 409A and shall be interpreted accordingly.

The affirmative vote of a majority of the votes cast at the annual meeting is necessary to approve the 2011 Plan.

The Board of Directors recommends a vote FOR the approval of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan.

PROPOSAL 5 – RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF SMITH ELLIOTT KEARNS & COMPANY, LLC AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

Under the Audit Committee’s Charter, the Audit Committee is responsible for selecting the Company’s independent auditors. The Audit Committee evaluates and monitors the auditors’ qualifications, performance and independence. You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the Audit Committee’s charter, which is posted on our website at www.orrstown.com.

On March 9, 2011, the Audit Committee presented its conclusions regarding the independent auditors to our Board of Directors. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC, as the Company’s independent registered public accounting firm for 2011.

The Audit Committee and Board have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the Audit Committee will reconsider its selection of Smith Elliott Kearns & Company, LLC. The Audit Committee, however, will be under no obligation to select new independent auditors. If the Audit Committee does select new independent auditors for 2011, the Company will not seek shareholder ratification of the Audit Committee’s new selection.

The affirmative vote of a majority of the votes cast at the annual meeting is necessary to ratify the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC, as the Company’s independent registered public accounting firm for 2011.

The Board of Directors recommends a vote “FOR” the ratification of the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC, as the Company’s independent registered public accounting firm for 2011.

Relationship with Independent Registered Public Accounting Firm

Representatives of Smith Elliott Kearns & Company, LLC, the Company’s independent registered public accounting firm for 2010, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees and Non-Audit Fees.    Aggregate fees billed for professional services rendered for the Company and its subsidiaries by Smith Elliott Kearns & Company, LLC, as of and for the fiscal years ended December 31, 2010 and 2009, are set forth below:

	2010	2009
Audit Fees	$99,200	$89,680
Audit Related Fees	66,710	5,375
Tax Fees	11,150	21,335

TOTAL	$177,060	$116,390

Audit Fees were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year-end audit of the consolidated financial statements, assessment of the Company’s internal controls and in the review of the Company’s Annual Report on Form 10-K.

Audit Related Fees were for professional services rendered for 2010 and 2009 in connection with certain regulatory reporting requirements; for 2010 in connection with issuing a comfort letter in connection with the Company’s public stock offering; and, in 2009, in connection with accounting for stock options and salary continuation agreements.

Tax Fees for 2010 and 2009 were in connection with preparation of the Company’s tax returns for 2008, 2009 and 2010 and responding to certain IRS inquiries.

The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent registered public accounting firm prior to each specific engagement. The Audit Committee does not delegate pre-approval authority to any one or more of its members and in no case is pre-approval waived under the deminimus exception set forth in applicable SEC rules and regulations. In 2010, all audit and non-audit services provided by Smith Elliott Kearns & Company, LLC, were pre-approved by the Audit Committee.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, is being mailed with this Proxy Statement to all shareholders of the Company. The Annual Report on Form 10-K also is available at www.orrstown.com.

ANNEX A

2011 ORRSTOWN FINANCIAL SERVICES, INC.

INCENTIVE STOCK PLAN

The purpose of the 2011 Orrstown Financial Services, Inc. Stock Incentive Plan (the “Plan”) is to provide (i) designated officers (including officers who are also directors) and other designated employees of Orrstown Financial Services, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries, and (ii) non-employee members of the board of directors of the Company and its subsidiaries, with additional incentive to further the success of the Company by (a) further aligning the interests of the participants with those of the Company’s shareholders; (b) enhancing the ability of the Company to attract, retain and motivate persons who may be expected to make important contributions to the Company; (c) promoting the alignment of pay with performance through the granting of stock based incentives; and (d) facilitating an ownership culture in which participants have the opportunity to participate in the value created by the Company.

Article 1.    Administration

1.1    The Committee. The Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of (i) either the board of directors of the Company (the “Board”) or (ii) two or more directors appointed by the Board, all of whom (unless the Board determines otherwise) shall be “non-employee directors” of the Board as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations. The Board, in its discretion, may appoint separate committees to administer the Plan with respect to a designated portion of participants (e.g., participants subject to Section 16 of the Exchange Act or Section 162(m) of the Code). If the Board does not appoint a committee to administer all or any portion of the Plan, then the Board shall be the Committee.

1.2    Determinations with respect to Grants. The Committee shall have the sole authority to (i) determine the individuals to whom Grants (as defined in Section 2.1) shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) accelerate the vesting of any Grants and reduce or waive any restrictions on the exercise or vesting of any Grants, and (v) deal with any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company.

1.3    Action by the Committee. A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.

1.4    Delegation. The Committee may appoint one of its members to be chairman and any person, whether or not a member of the Committee, to be its secretary or agent. Furthermore, the Committee may delegate any ministerial duties in connection with the Plan to one or more officers of the Company.

1.5    Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, to waive requirements relating to formalities or other matters that do not modify the substance of rights of Grantees (as defined in Section 4.2) or constitute a material amendment of the Plan, to correct any defect or supply any omission of the Plan or any Grant Instrument (as defined in Section 2.2) and to reconcile any inconsistencies in the Plan or any Grant Instrument. The Committee’s interpretations of the Plan and all determinations made or actions taken by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be exercised in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

1.6    No Liability. No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee.

1.7    Costs. All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Grants (as defined in Section 2.1) in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Grant, or to any Grantee or any transferee of shares of Company Stock (as defined in Section 3.1) from any Grantee, including, but not limited to, any tax liability, capital losses, or other costs or losses incurred by any Grantee, or any such transferee.

Article 2.    Grants

2.1    Type of Grants. Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock units and performance shares (hereinafter collectively referred to as “Grants”).

2.2    Grant Instruments. All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with the Plan as the Committee deems appropriate. Each Grant shall be evidenced by a written instrument (the “Grant Instrument”) specifying the number of shares of Company Stock to which it relates and containing such other terms and conditions as the Committee shall approve that are not inconsistent with the Plan. Grants under a particular section of the Plan need not be uniform as among the grantees. The Committee shall have the authority to waive any condition of an outstanding Grant or amend an outstanding Grant, provided that an amendment of an existing Grant may not be made without the consent of the Grantee if such amendment would have an adverse effect on the rights of the Grantee.

Article 3.    Shares Subject to the Plan

3.1    Number of Shares. Subject to anti-dilution adjustments as specified in Section 3.2 below, the sum of (a) 300,000 shares of the common stock of the Company, no par value per share (the “Company Stock”), plus (b) as of the date of shareholder approval of the Plan but excluding shares reserved with respect to outstanding awards thereunder (i) the number of remaining shares of Company Stock under the Employee Stock Option Plan of 2000, plus (ii) the number of remaining shares of Company Stock under the Non-Employee Director Stock Option Plan of 2000, are reserved for delivery under the Plan. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 50,000. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Grants under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without Company Stock being delivered pursuant thereto, or if any shares of Restricted Stock (as defined in Section 7.1) are forfeited, the shares subject to such Grants, including forfeited shares, shall again be available for purposes of the Plan.

3.2    Anti-Dilution Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, or a reclassification or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, the kind of shares, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable fair market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to or less than .500 down, in each case to the nearest whole number. For purposes of this Section 3.2, “shares of Company Stock” and “shares” include referenced shares with respect to SARs (as defined in Section 6.1) Deferred Stock Units (as defined in Section 7.2.1) and Performance Shares (as defined in Section 8.10). The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with Section 422 of the Code.

Article 4.    Eligibility for Participation

4.1    Eligible Participants.

4.1.1    All employees of the Company and its present or future subsidiaries (“Employees”), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan.

4.1.2    Members of the board of directors of the Company or members of the board of directors of any subsidiary of the Company, who are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”) also shall be eligible to participate in the Plan and may receive Grants in the discretion of the Committee; provided, however, that only Employees shall be eligible to receive Incentive Stock Options (as defined in Section 5.1.1).

4.1.3    For purposes of the Plan the term “subsidiary” shall mean an entity controlled by the Company directly, or indirectly through one or more intermediaries.

4.2    Selection of Grantees. The Committee shall select the individuals to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Any individuals who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

Article 5.    Granting of Options

5.1    Type of Option and Price.

5.1.1    The Committee may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”) or options which are not intended to so qualify (“Nonqualified Stock Options”) or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the “Stock Options”), all in accordance with the terms and conditions set forth herein.

5.1.2    The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value (determined in accordance with Section 5.1.3) of a share of such Stock on the date such Stock Option is granted.

5.1.3    For purposes of the Plan, if the Company Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or The NASDAQ Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the

Company Stock is not principally traded on an exchange or market which reports last sale price data, then the average of the mean between the last reported “bid” and “ask” prices each day over the five trading days preceding the relevant date, as reported on NASDAQ or, if not so reported, as reported by the applicable customary reporting service or market (including the Over the Counter Bulletin Board or the Pink Sheets). If the Company Stock is not traded in a public market or subject to reported transactions or quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee; provided, however, that no determination of Fair Market Value with respect to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or the regulations thereunder.

5.2    Option Term. The Committee shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.

5.3    Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion. The Committee, in its sole discretion, may accelerate, in whole or in part, the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control or Ownership (as defined in Section11.1).

5.4    Vesting of Options and Restrictions on Shares.

5.4.1    The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Instrument.

5.4.2    Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee or a Non-Employee Director: (i) the Grantee’s death or Disability (as defined in Section 5.6.4), or (ii) the occurrence of a Change of Control or Ownership.

5.5    Manner of Exercise.

5.5.1    A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a duly completed notice of exercise, in such form as is acceptable to the Committee, to the Secretary or other officer of the Company designated by the Committee, with accompanying payment of the option price in accordance with Section 5.7 below.

5.5.2    Unless otherwise provided by the Committee, such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer previously approved or designated by the Committee (“Designated Broker”) in lieu of delivery to the Grantee. The Committee may suspend the ability of a Grantee to exercise a Stock Option through a Designated Broker at any time that the Committee, in its sole discretion, determines appropriate.

5.6    Termination of Employment or Service.

5.6.1    General. Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company or a subsidiary of the Company or is serving as a Non-Employee Director of the Company or a subsidiary of the Company.

5.6.2    Nonqualified Stock Options. In the event of a Grantee’s termination of employment or service for any reason other than death, Disability or Retirement or following a Change of Control or Ownership, the Nonqualified Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for a period of three (3) months following termination or for such other period as the Committee shall establish in its sole discretion. If the Grantee’s termination of employment or service is due to death, Disability or Retirement or following a Change of Control or

Ownership, all Nonqualified Stock Options held by the Grantee shall vest and become immediately exercisable upon such event and shall be thereafter exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such event, provided that in no circumstance shall the period extend beyond the expiration of the Nonqualified Stock Option term set forth in the Grant Instrument.

5.6.3    Incentive Stock Options. In the event of a Grantee’s termination of employment for any reason other than death, Disability or Retirement or following a Change of Control or Ownership, the Grantee’s Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Grantee at the date of termination and only for a period of three (3) months following termination. In the event of a termination of a Grantee’s employment due to death, Disability or Retirement or following a Change of Control or Ownership, all Incentive Stock Options held by such Grantee shall vest and become immediately exercisable and shall thereafter be exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such cessation of employment, provided, however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three (3) months following the date of Grantee’s Retirement or termination of employment following a Change of Control or Ownership; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one (1) year following termination of employment due to Disability; and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of a deceased Grantee, the Grantee’s death must have occurred while employed or within three (3) months of termination of employment. Notwithstanding anything herein to the contrary, in no event shall the period within which an Incentive Stock Option may be exercised extend beyond the expiration of the Option term set forth in the Grant Instrument.

5.6.4    Definitions. For purposes of the Plan: (i) the term “Company” shall include the Company’s subsidiaries; (ii) the term “Disability” or “Disabled” shall mean any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Company, if such individual were covered by that plan, or, if no such plan exists, as determined in good faith by the Committee; and (iii) “Retirement” or “Retired” shall mean a termination of employment which constitutes a “retirement”, whether normal or otherwise, under any applicable qualified retirement plan maintained by the Company, or, if no such plan is applicable, which would constitute “retirement”, as determined by the Committee, in its sole discretion, or, in the case of a Non-Employee Director, the Grantee ceases to be such after attaining the age of 65 or such other age as shall be established by the Committee.

5.7    Payment of Option Price. The Grantee shall pay the option price specified in the Grant Instrument in cash, including through the broker assisted cashless exercise procedure described in Section 5.5.2. With the approval of the Committee, the Grantee also may pay the option price specified in the Grant Instrument by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or through a combination of cash and shares of Company Stock owned by the Grantee. Unless permitted by the Committee, no tendered shares of Company Stock which were acquired by the Grantee pursuant to, or upon the previous exercise of, a Grant under the Plan, or an award under any other award plan of the Company or its subsidiaries, shall be accepted in payment unless the Grantee has held such shares (without restriction imposed by the applicable plan or award) for at least six months prior to delivery in payment. Subject to Article 15, the Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding obligations are satisfied.

5.8    Limits on Incentive Stock Options.

5.8.1    Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option.

5.8.2    An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any “subsidiary” within the meaning of Section 424(f) of the Code.

5.8.3    An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” of the Company within the meaning of Section 424(e) and (f) of the Code, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

5.8.4    No Incentive Stock Option granted under this Plan is transferable expect by will or the laws of descent and distribution and is exercisable during the Grantee’s lifetime only by the Grantee.

5.9    Notice of Disposition; Withholding; Escrow. A Grantee of an Incentive Stock Option shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Company Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Grantee such amounts as may be necessary to satisfy any withholding requirements of Federal (including payroll taxes) or state law or regulation and, further, to collect from the Grantee any additional amounts which may be required for such purpose. The Committee may, in its sole discretion, require shares of Company Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 5.9.

5.10    No ISO Warranty. The Company makes no warranty that Stock Options granted under this Plan that are intended to qualify as Incentive Stock Options will, in fact, so qualify or that any qualification will not be lost in the future, including by acts or omissions of the Company or the Committee or by other cause. If a Stock Option granted hereunder for any reason fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Nonqualified Stock Option.

5.11    No Repricing; No Automatic Option Grants (Reloads). Without prior approval of the shareholders, the Company may not:

(a)    Cancel a previously granted Stock Option in exchange for cash or a replacement Grant with a lower (or no) exercise price;

(b)    Provide for any automatic grant of a new Stock Option upon a Grantee’s exercise of any Stock Option granted under the Plan; or

(c)    Amend a Stock Option to lower the exercise price, except for adjustments required or otherwise made under Section 3.2 or 10.2, or take any other action that could constitute a repricing.

Article 6.    Stock Appreciation Rights

6.1    General Requirements. The Committee may grant stock appreciation rights (“SARs”) to any Grantee (i) independently or (ii) in tandem with, any Stock Option, for all or a portion of the applicable Stock Option. Tandem SARs may be granted, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (iii) the Fair Market Value of a share of Company Stock as of the date of grant of such SAR.

6.2    Exercise.

6.2.1    No SAR shall be exercisable more than 10 years after the date of its grant.

6.2.2    A SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Committee shall specify. Unless the Committee provides otherwise in the Grant Instrument, the provisions of Article 5 applicable to Nonqualified Stock Options including, without limitation, those related to exercise upon termination of employment or service, shall be applicable to non-tandem SARs; provided, however, that all such SARs shall become immediately exercisable upon the occurrence of a Change of Control or Ownership of the Company.

6.2.3    A SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by the related Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

6.3    Value of SARs. Upon a Grantee’s exercise of some or all of the Grantee’s SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR as described in Section 6.1 and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

6.4    Form of Payment. Upon exercise of an SAR, payment shall be made in the form of shares of Company Stock, valued at their Fair Market Value on the date of exercise, in cash, or in a combination thereof, as the Committee, in its sole discretion, shall determine. Payment by the Company of SARs shall be subject to withholding of applicable taxes in accordance with Article 14.

Article 7.    Restricted Stock and Deferred Stock Units

7.1    Restricted Stock. The Committee may issue or transfer shares of Company Stock to an eligible participant under a Grant (“Restricted Stock”), upon such terms, conditions and restrictions as the Committee deems appropriate. The following provisions are applicable to Grants of Restricted Stock:

7.1.1    Restricted Stock may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions, if any, on the transfer of shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

7.1.2    If the Grantee ceases to be employed by the Company or, in the case of a Non-Employee Director, to serve or be engaged as such, during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Grant of Restricted Stock shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Restricted Stock must be immediately returned to the Company. The Committee may, however, in its sole discretion, provide for complete or partial exceptions to this requirement as it deems appropriate, including, without limitation, upon death, Disability or Retirement.

7.1.3    During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock to which such Restriction Period applies except to a Successor Grantee under Article 10. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such Restricted Stock have lapsed.

7.1.4    During the Restriction Period, unless the Committee determines otherwise, (i) the Grantee shall have the right to vote shares of Restricted Stock, and (ii) dividend equivalent shares will accrue on the shares of Restricted Stock, as well as any dividend equivalent shares accrued pursuant to this Section 7.1.4, representing the right to receive additional shares of Company Stock, or payment in cash of the Fair Market Value thereof, credited as of the applicable dividend payment date, subject to any restrictions deemed appropriate by the Committee. Unless otherwise provided by the Committee, shares of Company Stock shall be issued or payment in cash of the Fair Market Value thereof shall be made in payment of dividend equivalent shares on the date when all of the restrictions shall have lapsed on the Restricted Stock as to which such dividend equivalent shares were accrued. The Grantee shall have the right, subject to any restrictions then existing as to the Restricted Stock, to receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Stock and be delivered as provided in Article 16.

7.1.5    Except as provided by Article 16, all restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions on all Restricted Stock shall automatically and immediately lapse upon a Change of Control or Ownership.

7.2    Deferred Stock Units.

7.2.1    The Committee may grant a participant the right to receive (i) one or more shares of Company Stock to be delivered in the future, or (ii) a cash payment equal to the Fair Market Value of one or more shares of Company Stock as of a date in the future (a “Deferred Stock Unit”), as the Committee may determine. Delivery of the Company Stock or payment of the applicable cash amount, as the case may be, will take place at such time or times, and on such terms and conditions, as the Committee may determine, as set forth in the Grant Instrument. The Committee may provide at the time of the grant of a Deferred Stock Unit that the stock to be delivered will be Restricted Stock pursuant to Section 7.1. The Committee may at any time accelerate the time at which delivery of all or any part of the Company Stock or payment of the applicable cash amount will take place; provided, however, that unless otherwise provided by the Committee at the time of grant, the time of delivery of the Company Stock or payment of the applicable cash amount will automatically accelerate to the date of a Change of Control or Ownership.

7.2.2    Grantees of Deferred Stock Units shall have no voting rights with respect to shares of Company Stock underlying the Deferred Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger and, until such time, may not sell, assign, transfer, pledge or otherwise dispose of Deferred Stock Units or the underlying shares of Company Stock.

7.2.3    Unless other provided by the Committee, shares of Company Stock underlying Deferred Stock Units, as well as any dividend equivalent shares accrued pursuant to this Section 7.2.3 shall, until paid or distributed to a Grantee, accrue dividend equivalent shares, which shall be credited as of the applicable dividend payment date. Unless otherwise provided by the Committee, shares of Company Stock shall be issued or payment in cash of the Fair Market Value thereof shall be made in payment and satisfaction of dividend equivalent shares on the date when the Deferred Stock Units as to which such dividend equivalent shares are accrued are paid or shares of Company Stock are distributed in satisfaction thereof.

7.3    Tax Withholdings. Delivery of Company Stock pursuant to this Article 7 shall be subject to withholding of applicable taxes in accordance with Article 15.

Article 8.    Performance Shares

8.1    Grant. The Committee may grant Performance Shares to such participants as it may select in its sole discretion, on such terms and conditions as the Committee shall determine, in its discretion, as expressly set forth in, or as required by, this Plan and the Grant Instrument.

8.2    Performance Goals. The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares that will be delivered to the Recipient at the end of the Performance Period. The Performance Goals shall be set at threshold, target and maximum performance levels, with the number of Performance Shares to be delivered tied to the degree of attainment of the various performance levels under the various Performance Goals during the Performance Period. No payment shall be made with respect to a Performance Share if the threshold performance level is not attained.

8.3    Beneficial Ownership. The Grantee of any Performance Shares shall not have any beneficial ownership in any Performance Shares subject to such Grant or any shares of Company Stock underlying such Performance Shares unless and until such shares are reflected as issued and outstanding on the Company’s stock ledger and, until such time, may not sell, assign, transfer, pledge or otherwise dispose of Performance Shares or any shares underlying Performance Shares.

8.4    Determination of Achievement of Performance Goals. The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.

8.5    Payment of Performance Shares. After the applicable Performance Period has ended, the Grantee of Performance Shares shall be entitled to payment based on the performance level attained with respect to the Performance Goals applicable to the Grant of Performance Shares. Unless deferred in accordance with Section 8.9, Performance Shares shall be settled as soon as practicable after the Committee determines and certifies the degree of attainment of Performance Goals for the Performance Period. The Committee shall have the discretion and authority to make adjustments to any Grant of Performance Shares in circumstances where, during the Performance Period: (a) a Grantee leaves the Company or any subsidiary and is subsequently rehired; (b) a Grantee transfers between positions with different Performance Goals; (c) a Grantee transfers to a position not eligible to participate in the Grant; (d) a Grantee becomes eligible, or ceases to be eligible, for another incentive offered by the Company or any subsidiary; (e) a Grantee is on a leave of absence; and (f) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of this Plan, provided, however, that the Company shall not be authorized to increase the amount of any Grant of Performance Shares to a Covered Employee that would otherwise be payable if the amount was intended to be a Qualified Performance Based Award.

8.6    Payments to Recipients. Subject to the terms and conditions of the Grant Instrument, payment to a Grantee with respect to a Grant of Performance Shares may be made (a) in shares of Company Stock, (b) in cash in an amount equal to the Performance Shares’ Fair Market Value on the date the Performance Shares are settled, or (c) any combination of cash and shares of Company Stock, as the Committee shall determine at any time in its sole discretion.

8.7    Limitation of Rights. A Grantee of a Grant of Performance Shares is not entitled to any rights as a holder of shares of Company Stock underlying Performance Shares (e.g. voting rights and dividend rights), prior to the receipt of such shares pursuant to the Plan. No dividend equivalent shares will be accrued with respect to Performance Shares.

8.8    Withholding. The Company may withhold in accordance with Article 15 any amounts necessary to collect any withholding taxes upon any taxable event relating to Performance Shares.

8.9    Deferral of Delivery of Shares or Payout. At the time of a Grant of Performance Shares (or at such earlier or later time as the Committee determines to be appropriate in light of Code Section 409A) the Committee may permit the Grantee to elect to defer delivery of the shares of Company Stock underlying the Performance Shares, or payment of cash with respect to such Performance Shares, in accordance with such rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A.

8.10    Definitions. For purposes of the Plan, the following terms shall have the indicated meanings:

“Covered Employee” has the meaning set forth in Code Section 162(m)(3).

“Performance Goals” means the pre-established objective performance goals established by the Committee for each Performance Period. The Performance Goals may be based upon the performance of the Company, of any subsidiary, or a division or unit thereof, or of an individual Grantee, or groups of Grantees, using one or more of the Performance Measures selected by the Committee. Separate Performance Coals may be established by the Committee for the Company or a subsidiary, or division or unit thereof, or an individual or groups of individuals, and different Performance Measures may be given different weights. The Performance Goals shall include one or more threshold Performance Goals under which no portion of the Performance Shares shall become vested, be transferred, retained, or the value of which is to be paid as provided by this Plan and the Grant Instrument, if the threshold goals or goals are not achieved.

“Performance Measures” means one or more of the following criteria, on which Performance Goals may be based, each a “Performance Measure”: (a) return on equity, (b) return on assets, (c) revenues, (d) net income, (e) earnings per share, (f) net operating profit, (g) non-interest income growth, (h) economic profit, (i) loan growth, (j) deposit growth, (k) stockholder value added or economic value added, (l) stock price or total stockholder return, (m) return on investment, (n) non-interest income to total revenue ratio, (o) net interest margin, (p) net charge-off ratio, (q) reserve coverage of non-performing loans, (r) market share, (s) productivity ratios, (t) regulatory compliance, (u) satisfactory internal or external audits, (v) capital and expense management, (w) achievement of risk management objectives, (x) efficiency ratio, (y) the ratio of non-performing assets to total assets and (z) the ratio of non-performing loans to total loans. Performance Measures may be applied on a pre-tax or post-tax basis, and be based upon the performance of the Company, of any subsidiary, or a division or unit thereof, or of an individual Grantee or groups of Grantees. Performance Measures may be applied on an absolute basis or in relation to a peer comparison group or index. The Committee may, at time of grant, in the case of a Grant intended to be a Qualified Performance Based Award and in the case of other Grants, at any time, provide that the Performance Goals for such Grant may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual nonrecurring gain or loss.

“Performance Period” means that period established by the Committee during which the attainment of Performance Goals specified by the Company with respect to a Grant of Performance Shares is to be measured. A Performance Period may be a 12-month period or a longer or shorter period.

“Performance Share” means the right to receive a share of Company Stock or the Fair Market Value of a share of Company Stock, as the case may be, upon attainment of specified Performance Goals.

“Qualified Performance Based Award” means a Grant to a Covered Employee which is intended to provide “qualified performance-based compensation” within the meaning of Code Section 162(m). For any Performance Period for which a Grant is intended to be a Qualified Performance Based Award, Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goals pertain and while the attainment of the Performance Goals is substantially uncertain, and in any event no later than the date 25% of the Performance Period has elapsed.

Article 9.    Minimum Vesting for Full-Value Awards

9.1    Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any “full-value” award (generally defined as an award, other than an Option or SAR, that is valued on the basis of Company Stock) granted under the Plan to an Employee will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregoing cash compensation. Notwithstanding the foregoing, the Compensation Committee may permit acceleration of vesting of such awards in the event of the Grantee’s death, Disability or Retirement, or upon a Change of Control or Ownership.

Article 10.    Transferability of Grants

10.1    Limitation. During a Grantee’s lifetime, only the Grantee may exercise rights under a Grant and Grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, in its sole discretion.

10.2    Successor Grantee. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. A successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

Article 11.    Change of Control or Ownership of the Company

11.1    Change of Control or Ownership. As used herein, a “Change of Control or Ownership” shall be deemed to have occurred if:

(a)    any one person, or more than one person acting as a group (as determined in 26 CFR 1.409A-3(i)(5)(v)(B)), acquires ownership of Company Stock that, taken together with stock held by such person or group, constitutes more than 50% of the total voting power or total Fair Market Value of Company Stock then outstanding;

(b)    (i) any one person, or more than one person acting as a group (as determined under 26 CFR 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the twelve-month period ending on the most recent acquisition by such person or group) ownership of Company Stock possessing 30% or more of the total voting power of Company Stock or (ii) a majority of the Company’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of election; or

(c)    any one person, or more than one person acting as a group (as determined under 26 CFR 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

The existence of any of the foregoing events shall be determined based on objective standards and in complete accordance with the requirements of Code Section 409A and 26 CFR 1.409A-3(i)(5) so that any accelerated distribution resulting from a Change in Control or Ownership does not result in a violation of Code Section 409A.

11.2    Business Combination Transaction. Any agreement to which the Company or any of its subsidiaries is a party which provides for any merger, consolidation, share exchange, or similar transaction of the Company with or into another corporation or other association whereby the Company is not to be the surviving or parent corporation shall provide, without limitation, for the assumption of any outstanding Grants by the surviving corporation or association or its parent and all outstanding Grants shall be subject to such agreement. In any case where Grants are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the purchase or exercise price(s) shall be made.

Article 12.    Amendment and Termination of the Plan

12.1    Amendment. The Board may amend, suspend or terminate the Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board deems advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any stock listing requirement.

12.2    Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

12.3    Termination and Amendment of Outstanding Grants. A termination, suspension or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 16.2 hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18.2 hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

12.4    Plan Provisions Binding. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns. In the event of any conflict between the Plan and any Grant Instrument, the Plan shall control.

Article 13.    Funding of the Plan

13.1    Unfunded Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

Article 14.    Rights of Participants

14.1    No Right to Grant. Nothing in this Plan shall entitle any Grantee or other person to any claim or right to receive a Grant under the Plan.

14.2    No Right to Employment or Retention. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any subsidiary of the Company or any other employment or retention rights.

14.3    No Restriction on Company. Nothing contained in the Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company or any subsidiary of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.

Article 15.    Withholding of Taxes

15.1    Right to Withhold. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Company Stock acquired pursuant to exercise of an Incentive Stock Option.

15.2    Withholding Rules and Procedures. The Committee is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of Stock to which the Grantee would otherwise be entitled pursuant to a Grant or by the Grantee’s delivery of previously owned shares of Company Stock or other property.

Article 16.    Requirements for Issuance of Shares

16.1    Compliance with Law. The obligations of the Company to offer, sell, issue, deliver or transfer Company Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of any registration statement under applicable securities laws if deemed necessary or appropriate by the Company. The Company’s obligation to offer, sell, issue, deliver or transfer its shares under the Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Company receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with. Certificates for shares of Company Stock issued hereunder may be legended as the Committee shall deem appropriate.

16.2    Restrictions on Grants. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions.

16.3    Share Certificates. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

16.4    No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Article 17.    Forfeiture

17.1    Misconduct. Notwithstanding anything to the contrary in the Plan, if the Committee finds, after consideration of the facts presented on behalf of the Company and the involved Grantee, that the Grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the Grantee’s employment by or service with the Company or any subsidiary, or that the Grantee has disclosed trade secrets of the Company or its affiliates, or that the Grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Company or any subsidiary in any significant manner, in the discretion of the Committee, then the Grantee shall forfeit all rights under and to all unexercised Grants, and under and to all Grants to the Grantee with respect to which the Company has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Grants and rights shall be automatically canceled.

17.2    Finality of Committee Decision. The decision of the Committee as to the cause of the Grantee’s discharge from employment with the Company and any subsidiary shall be final for purposes of the Plan, but shall not affect the finality of the Grantee’s discharge by the Company of subsidiary for any other purposes. The preceding provisions of this Section 17 shall not apply to any Incentive Stock Option to the extent such application would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of he Code.

Article 18.    Miscellaneous

18.1    Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

18.2    Section 16 Limitations. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee, as it deems advisable, may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

18.3    Ownership of Stock. A Grantee or successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor Grantee on the stock transfer records of the Company.

18.4    Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.5    Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

18.6    Code Section 409A. Grants are intended to be exempt from the definition of “nonqualified deferred compensation” within the meaning of Code Section 409A, and this Plan and Grants made hereunder shall be interpreted accordingly; provided that to the extent any Grant or payment under this Plan or under any Grant constitutes “nonqualified deferred compensation,” then this Plan and the Grant are intended to comply with Code Section 409A and shall be interpreted accordingly.

Article 19.    Effective Date of the Plan

19.1    The Plan shall be effective as of the date of the approval of the Plan by the Company’s shareholders.

z		REVOCABLE PROXY Orrstown Financial Services, Inc.	{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints Barbara E. Brobst and Wilma M. Rosenberry, or either of them, each with full power of substitution as attorneys and proxies of the undersigned, to vote all Orrstown Financial Services, Inc. Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 3, 2011, at 9:00 A.M., at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

		For	With- hold	For All Except

1.	Election of three (3) directors to Class A for three (3) year terms expiring in 2014.	☐	☐	☐

Nominees: Jeffrey W. Coy John S. Ward Joel R. Zullinger

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.
		For	Against	Abstain

2.	Approve Compensation of Named Executive Officers	☐	☐	☐
	Annual	Every 2 Years	Every 3 Years	Abstain

3.	Frequency of Say-On-Pay Vote ☐	☐	☐	☐
		For	Against	Abstain

4.	Approve 2011 Stock Incentive Plan	☐	☐	☐
		For	Against	Abstain

5.	Ratification of appointment of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for 2011.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR PROPOSALS 1, 2, 4 AND 5. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ANNUAL SAY-ON-PAY VOTES IN PROPOSAL 3.

Where a vote is not specified, the proxies will vote shares represented by this Proxy (i) FOR the election of all three nominees for director to Class A; (ii) FOR approval of the compensation of the named executive officers (“Say-On-Pay”) (iii) FOR holding the Say-On-Pay vote on an annual basis (“Say-On-Frequency”); (iv) FOR approval of the 2011 Stock Incentive Plan; (v) FOR the ratification of the Audit Committee’s selection of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm for 2011; and (vi) in accordance with the directions of the Board of Directors on such other matters that may properly come before the meeting.

x	Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.	y

¿	Detach above card, sign, date and mail in postage paid envelope provided.	¿
Orrstown Financial Services, Inc.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2011.

The Notice of Annual Meeting, Proxy Statement, form of Proxy and the Company’s Annual Report on Form 10-K are available at:

www.cfpproxy.com/5772

5772